                ALTERNATIVE LOAN TRUST RESECURITIZATION 2007-HY5R
                                 Issuing Entity

                                FINAL TERM SHEET

                                  $553,116,614

                                  (APPROXIMATE)

                                   CWALT, INC.
                                    Depositor

                          DEUTSCHE BANK SECURITIES INC.
                               Sponsor and Seller

                              THE BANK OF NEW YORK
                              Trustee and Servicer

     This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

     The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and none of the depositor, the issuing entity or any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUING ENTITY AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

     This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

     The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

                  FREE WRITING PROSPECTUS DATED MARCH 29, 2007

          RESECURITIZATION PASS-THROUGH CERTIFICATES, SERIES 2007-HY5R
             DISTRIBUTIONS PAYABLE MONTHLY, BEGINNING APRIL 25, 2007

                                   ----------

The issuing entity will issue the following classes of certificates, which are offered pursuant to this free writing prospectus and the accompanying prospectus:

                  INITIAL CLASS      PASS-THROUGH
    CLASS      CERTIFICATE BALANCE      RATE(1)
    -----      -------------------   ------------
Class 2-A-1A       $225,256,000       Variable
Class 2-A-1B       $221,797,000       Variable
Class 2-A-1C       $ 35,752,000       Variable
Class 2-A-1D       $ 70,311,514       Variable
Class A-R          $        100          (2)

                                     SUMMARY

IN ORDER TO MAKE AN INVESTMENT DECISION REGARDING THE CERTIFICATES OFFERED BY THIS FREE WRITING PROSPECTUS, YOU MUST READ CAREFULLY EACH OF THE FOLLOWING DOCUMENTS WHICH ARE ATTACHED AS EXHIBITS TO THIS FREE WRITING PROSPECTUS: (A) THE PROSPECTUS SUPPLEMENT FOR THE DEPOSITED UNDERLYING CERTIFICATE, DATED FEBRUARY 27, 2007, FOR CWALT, INC., ALTERNATIVE LOAN TRUST 2007-HY3, MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-HY3, WHICH DESCRIBES THE SPECIFIC TERMS OF THE DEPOSITED UNDERLYING CERTIFICATE AND (B) THE MARCH 26, 2007 MONTHLY STATEMENT FOR THE UNDERLYING TRUST.

UNLESS OTHERWISE NOTED, ALL OF THE STATISTICAL CALCULATIONS IN THIS FREE WRITING PROSPECTUS ARE BASED ON THE INFORMATION IN THE MARCH 26, 2007 UNDERLYING TRUST MONTHLY STATEMENT.

ISSUING ENTITY

Alternative Loan Trust Resecuritization 2007-HY5R, a common law trust formed under the laws of the State of New York.

DEPOSITOR

CWALT, Inc., a Delaware corporation, is a limited purpose finance subsidiary of Countrywide Financial Corporation. Its address is 4500 Park Granada, Calabasas, California 91302, and its telephone number is (818) 225-3000.

See "The Depositor" in the prospectus.

SPONSOR, UNDERLYING CERTIFICATE SELLER AND UNDERLYING UNDERWRITER

Deutsche Bank Securities Inc.

SIGNIFICANT OBLIGOR

Alternative Loan Trust 2007-HY3, a common law trust formed under the laws of the State of New York.

TRUSTEE AND SERVICER

The Bank of New York

TRUST AGREEMENT

The trust agreement among the underlying certificate seller, the depositor and the trustee, under which the issuing entity will be formed.

CLOSING DATE

On or about March 30, 2007.

OFFERED CERTIFICATES

Alternative Loan Trust Resecuritization 2007-HY5R will issue five classes of certificates, all of which are being offered by this free writing prospectus and the accompanying prospectus.

ISSUING ENTITY ASSETS

The assets of Alternative Loan Trust Resecuritization 2007-HY5R will consist of a 100% ownership interest in the CWALT, Inc., Alternative Loan Trust 2007-HY3, Mortgage Pass-Through Certificates, Series 2007-HY3, Class 2-A-1 Certificates (the "deposited underlying certificate"). As of the closing date, the total principal amount of assets in the issuing entity will be $553,116,614.

The deposited underlying certificate also may receive payments of net rate carryover and proceeds of an interest rate cap contract from the underlying transaction. Any such amounts will be received by the supplemental interest trustee and will be included in distributions of interest and principal, respectively, on the offered certificates. Those amounts will be distributed as described in this free writing prospectus.

The Underlying Mortgage Loans

The deposited underlying certificate represents a senior ownership interest in an underlying trust. The assets of the underlying trust consist primarily of three loan groups of 30-year conventional, hybrid adjustable rate mortgage loans secured by first liens on one-to four-family residential properties.

All of the information contained herein with respect to the underlying mortgage loans is based solely on (i) information contained in the underlying prospectus supplement and (ii) information obtained from the March 26, 2007 underlying trust monthly statement.

The depositor believes that the information regarding the underlying mortgage loans set forth in the prospectus supplement for the deposited underlying certificate will be representative of the characteristics of the underlying mortgage loans as of the date of this free writing prospectus. However, prior to the issuance of the offered certificates certain of the underlying mortgage loans may be (or may have been) prepaid in full or in part or may be repurchased as described in the underlying prospectus supplement.

DESCRIPTION OF THE CERTIFICATES

The issuing entity will issue the following classes of certificates:

                    INITIAL
               CLASS CERTIFICATE                                  INITIAL RATING   INITIAL RATING
    CLASS           BALANCE                    TYPE                  (S&P) (1)      (MOODY'S) (1)
    -----      -----------------   ----------------------------   --------------   --------------
Class 2-A-1A      $225,256,000     Senior/Variable Pass-Through         AAA              Aaa
                                               Rate
Class 2-A-1B      $221,797,000     Senior/Variable Pass-Through         AAA              Aaa
                                               Rate
Class 2-A-1C      $ 35,752,000     Senior/Variable Pass-Through         AAA              Aaa
                                               Rate
Class 2-A-1D      $ 70,311,514     Senior/Variable Pass-Through         AAA              Aaa
                                               Rate
Class A-R         $        100            Senior/Residual               AAA              Aaa

----------
(1) The certificates will not be offered unless they are assigned the indicated ratings by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P") and Moody's Investors Service, Inc. ("Moody's"). A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

The certificates also will have the following characteristics:

                                                             INTEREST ACCRUAL
    CLASS      PASS-THROUGH RATE   INTEREST ACCRUAL PERIOD      CONVENTION
    -----      -----------------   -----------------------   ----------------
Class 2-A-1A          (1)             calendar month (2)        30/360 (3)
Class 2-A-1B          (1)             calendar month (2)        30/360 (3)
Class 2-A-1C          (1)             calendar month (2)        30/360 (3)
Class 2-A-1D          (1)             calendar month (2)        30/360 (3)
Class A-R             (4)                    N/A                    N/A

----------
(1) The pass-through rate on the Class 2-A-1A, Class 2-A-1B, Class 2-A-1C and Class 2-A-1D Certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the product of (i) a fraction, the numerator of which is the available interest funds for such distribution date and the denominator of which is the aggregate class certificate balance of the interest-bearing certificates immediately prior to such distribution date and (ii) twelve.

(2) The interest accrual period for any distribution date will be the calendar month before the month of that distribution date.

(3) Interest will accrue at the rate described in this table on the basis of a 360 day year divided into twelve 30 day months.

(4)  The Class A-R Certificates will not accrue interest.

DESIGNATIONS

We sometimes use the following designations to refer to the specified classes of certificates in order to aid your understanding of the offered certificates.

                             CLASSES/COMPONENTS OF
      DESIGNATION                 CERTIFICATES
      -----------         ---------------------------
Offered Certificates or   Class 2-A-1A, Class 2-A-1B,
     Certificates          Class 2-A-1C, Class 2-A-1D
                           and Class A-R Certificates

RECORD DATE

The last day of the calendar month preceding the month of the distribution date.

DENOMINATIONS

Certificates other than the Class A-R Certificates:

$25,000 and multiples of $1 in excess thereof.

Class A-R Certificates:

Two certificates of $99.99 and $0.01, respectively.

REGISTRATION OF CERTIFICATES

Certificates other than the Class A-R Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company.

Class A-R Certificates:

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the trust agreement.

See "Description of the Certificates -- Book-Entry Certificates" in this free writing prospectus.

DISTRIBUTION DATES

Distributions on the deposited underlying certificate are made on the 25th day of each month, or if the 25th day of a month is not a business day, then on the next business day. We will make distributions on the offered certificates on the same day. The first distribution on the offered certificates is scheduled for April 25, 2007.

LAST SCHEDULED DISTRIBUTION DATE

The last scheduled distribution date for each class of certificates is the distribution date in March 2047. Since the rate of distributions in reduction of the class certificate balance of each class of certificates will depend on the rate of payment (including prepayments) of the underlying mortgage loans and resultant payments of principal on the deposited underlying certificate, the class certificate balance of any such class could be reduced to zero significantly earlier or later than the last scheduled distribution date.

INTEREST DISTRIBUTIONS

The related interest accrual period, interest accrual convention and pass-through rate for each class of interest-bearing certificates is shown in the table under "Summary - Description of the Certificates" in this free writing prospectus.

On each distribution date, to the extent interest funds are available from the deposited underlying certificate, each interest-bearing class of certificates will be entitled to receive:

     - interest accrued at the applicable pass-through rate during the related interest accrual period on the class certificate balance of that class immediately prior to that distribution date; and

     -    any interest remaining unpaid from prior distribution dates.

See "Description of the Certificates -- Interest" in this free writing prospectus.

PRINCIPAL DISTRIBUTIONS

On each distribution date, certificateholders will only receive a distribution of principal on their certificates if there is cash available from the deposited underlying certificate on that date for the payment of principal according to the principal distribution rules described in this free writing prospectus.

See "Description of the Certificates-- Principal" in this free writing prospectus.

AMOUNTS AVAILABLE FOR DISTRIBUTIONS ON THE CERTIFICATES

The amount available for distributions on the certificates on any distribution date will consist of the following (after the fees and expenses described under the next heading are subtracted):

     - available interest funds equal to the sum of (i) the aggregate of all previously undistributed amounts received by the trustee on or prior to that distribution date as distributions of interest on the deposited underlying certificate and (ii) any underlying net rate carryover payments; and

     -    available principal funds equal to:

          (i) the sum of (a) the aggregate of all previously undistributed amounts received by the trustee on or prior to that distribution date as distributions of principal on the deposited underlying certificate and (b) any underlying cap proceeds, reduced by

          (ii) the expenses and liabilities reimbursable to the depositor and the trustee under the trust agreement and any taxes imposed on the issuing entity (as described under the next heading) that have not previously been paid by a reduction of available funds with respect to the deposited underlying certificate.

Fees and Expenses

The amounts available for distributions on any distribution date will generally not include amounts reimbursed to the trustee and depositor for taxes and expenses related to each REMIC created as part of the issuing entity. The trustee fee and any expenses reimbursable to the trustee will be paid by the underlying certificate seller, and will not be an obligation of the issuing entity.

PRIORITY OF DISTRIBUTIONS

Priority of Distributions Among Certificates

In general, on any distribution date, available funds will be distributed in the following order:

     - from available interest funds, to interest on each interest-bearing class of certificates, pro rata, based on their respective interest distribution amounts;

     - from available principal funds, to principal of the classes of certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth below; and

     -    from any remaining available amounts, to the Class A-R Certificates.

Principal

On each distribution date, the available principal funds will be distributed as principal of the following classes of certificates, in the following order:

     1. to the Class A-R Certificates, until its class certificate balance is reduced to zero;

     2. in an amount up to $100,000 on each distribution date, sequentially, to the Class 2-A-1B, Class 2-A-1C and Class 2-A-1D Certificates, in that order, until their respective class certificate balances are reduced to zero;

     3. (i) for each distribution date prior to the distribution date in April 2008, in an amount up to $3,640,000, to the Class 2-A-1A Certificates, until its class certificate balance is reduced to zero;

          (ii) for each distribution date on or after the distribution date in April 2008 and prior to the distribution date in April 2009, in an amount up to $3,340,000, to the Class 2-A-1A Certificates, until its class certificate balance is reduced to zero;

          (iii) for each distribution date on or after the distribution date in April 2009 and prior to the distribution date in March 2010, in an amount up to $3,086,000, to the Class 2-A-1A Certificates, until its class certificate balance is reduced to zero;

          (iv) for each distribution date on or after the distribution date in April 2010 and prior to the distribution date in April 2011, in an amount up to $2,810,000, to the

               Class 2-A-1A Certificates, until its class certificate balance is reduced to zero;

          (v) for each distribution date on or after the distribution date in April 2011 and prior to the distribution date in April 2012, in an amount up to $2,576,000, to the Class 2-A-1A Certificates, until its class certificate balance is reduced to zero;

          (vi) for each distribution date on or after the distribution date in April 2012 and prior to the distribution date in April 2013, in an amount up to $2,079,000, to the Class 2-A-1A Certificates, until its class certificate balance is reduced to zero; and

          (vii) for each distribution date on or after the distribution date in April 2013, in an amount up to $1,797,000 to the Class 2-A-1A Certificates, until its class certificate balance is reduced to zero;

     4. sequentially, to the Class 2-A-1B, Class 2-A-1C and Class 2-A-1D Certificates, in that order, until their respective class certificate balances are reduced to zero; and

     5. to the Class 2-A-1A Certificates, until its class certificate balance is reduced to zero.

On the Distribution Date in March 2010, no amount of available principal funds will be distributed pursuant to priority 3. above.

ALLOCATION OF REALIZED LOSSES

If any realized losses on the underlying group 2 mortgage loans are allocated to the deposited underlying certificate, they will be allocated pro rata to the certificates.

See "Description of the Certificates--Allocation of Losses" in this free writing prospectus.

CREDIT ENHANCEMENT

Except as described in "Description of the Certificates--Allocation of Losses," the issuing entity does not include any credit enhancement mechanism. The only credit enhancement available to the offered certificates consists of the credit enhancement provided to the deposited underlying certificate.

Credit Enhancement of Underlying Issuing Entity

Credit enhancement for the underlying issuing entity consists of overcollateralization, excess cash flow and subordination. On the closing date for the underlying transaction, the aggregate stated principal balance of the mortgage loans exceeded the initial aggregate class certificate balance of the underlying certificates by an amount called "overcollateralization." On any distribution date, the amount of overcollateralization (if any) will be available to absorb losses from liquidated mortgage loans that would otherwise be allocated to the underlying certificates, if those losses are not otherwise covered by excess cashflow (if any) from the mortgage loans. Excess cashflow generally refers to the remaining amounts (if any) available for distribution to the underlying certificates after interest distributions have been made to those certificates and after the principal funds have been distributed to those certificates. In addition to issuing the deposited underlying certificate, the underlying trust issued twenty-one other classes of certificates, including twelve classes of certificates that are subordinated to the deposited underlying certificate. These classes of underlying subordinated certificates provide credit enhancement for the deposited underlying certificate as described in the underlying prospectus supplement under the heading "Credit Enhancement--Subordination". Credit enhancement is generally provided to the deposited underlying certificate by allocation of realized losses to the subordinated certificates issued by the underlying trust until the class certificate balances of such subordinated certificates are reduced to zero. In addition, subordination is provided by a class of senior support certificates in the underlying transaction.

If any realized losses on the underlying mortgage loans are allocated to the deposited underlying certificate, they will be allocated to the certificates as described under "--Allocation of Losses" above.

OPTIONAL TERMINATION OF THE UNDERLYING ISSUING ENTITY

Although there is no optional termination provision in Alternative Loan Trust Resecuritization 2007-HY5R, the master servicer of the mortgage loans held in the underlying trust may terminate the underlying trust on any distribution date on which the aggregate outstanding stated principal balance of the underlying mortgage loans and any real estate owned by the underlying trust is less than or equal to 10% of the aggregate stated principal balance of the underlying mortgage loans as of the cut-off date for the underlying trust. Any termination of the underlying trust will terminate the issuing entity and result in early prepayment of the certificates.

TAX STATUS

For federal income tax purposes, the issuing entity (other than the reserve fund) will consist of one or more REMICs: one or more underlying REMICs (if any) and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure (or the master REMIC if there are no underlying REMICs) will consist of the deposited underlying certificate (excluding entitlement to certain underlying cap proceeds and underlying net rate carryover payments) and any other assets designated in the trust agreement. The master REMIC will issue five classes of certificates, which, other than the Class A-R Certificates, will represent the regular interests in the master REMIC and entitlements to underlying net rate carryover payments. The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interests in any underlying REMICs.

See "Material Federal Income Tax Consequences" in the prospectus.

ERISA CONSIDERATIONS

The certificates (other than the Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions are met. Investors acquiring the offered certificates (other than the Class A-R Certificates) with assets of such a plan while the supplemental interest trust is in effect will be required to satisfy certain additional conditions, including satisfaction of the requirements of an investor-based exemption.

A fiduciary of such plans or arrangements must determine that the purchase of a certificate is consistent with its fiduciary duties and does not result in a nonexempt prohibited transaction under applicable law.

See "ERISA Considerations" in the prospectus.

LEGAL INVESTMENT

Each class of certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization.

See "Legal Investment" in the prospectus.

               DESCRIPTION OF THE DEPOSITED UNDERLYING CERTIFICATE

     All of the information contained herein with respect to the Deposited Underlying Certificate (as defined below) is derived from (i) information contained in the free writing prospectus related to the Deposited Underlying Certificate, attached to this free writing prospectus as Exhibit A (the "Underlying Prospectus Supplement") and (ii) information obtained from the monthly statement provided by the Underlying Trustee (as defined below) in connection with the March 26, 2006 Underlying Distribution Date (as defined below), attached to this free writing prospectus as Exhibit B (the "March 26, 2007 Underlying Trust Monthly Statement"). The Reference Date is March 1, 2007.

     Unless otherwise noted, all statistical calculations in this free writing prospectus are based on the information in the March 26, 2007 Underlying Trust Monthly Statement.

     The assets of the Alternative Loan Trust Resecuritization 2007-HY5R (the "Issuing Entity") will consist of a 100% ownership interest in the CWALT, Inc., Alternative Loan Trust 2007-HY3, Mortgage Pass-Through Certificates, Series 2007-HY3, Class 2-A-1 Certificates (the "Deposited Underlying Certificate"), issued pursuant to a pooling and servicing agreement, dated as of February 1, 2007 (the "Underlying Agreement"), among CWALT, Inc., as depositor, Countrywide Home Loans, Inc. ("Countrywide Home Loans"), as a seller, Park Granada, LLC, as a seller, Park Monaco, Inc., as a seller, Park Sienna LLC, as a seller, Countrywide Home Loans Servicing LP, as master servicer, and The Bank of New York, as trustee (in such capacity, the "Underlying Trustee").

     The Deposited Underlying Certificate evidences a senior interest in a trust (the "Underlying Trust") created by the Underlying Agreement and were issued together with certain other classes of senior certificates (collectively, the "Underlying Senior Certificates"), certain classes of subordinated certificates (the "Underlying Subordinated Certificates"), and certain residual interests. The Underlying Trust consists primarily of three loan groups of 30 year conventional hybrid adjustable rate mortgage loans (the "Underlying Mortgage Loans") secured by first liens on one- to four-family residential properties. The aggregate outstanding stated principal balance of the Underlying Mortgage Loans (the "Underlying Mortgage Pool Principal Balance") in the Underlying Trust as of the Reference Date was approximately $989,512,211.

     After giving effect to the distributions made on the March 26, 2007 Underlying Distribution Date, the Deposited Underlying Certificate had an aggregate principal balance of approximately $553,116,614.

     In addition, after giving effect to the distributions made on the March 26, 2007 Underlying Distribution Date, the Underlying Subordinated Certificates had an aggregate Class Certificate Balance of approximately $53,849,000 representing approximately 5.44% of the Underlying Mortgage Pool Principal Balance as of the Reference Date. The Underlying Subordinated Certificates provide credit enhancement for the Underlying Senior Certificates as described in the Underlying Prospectus Supplement under the heading "Credit Enhancement--Subordination".

     For additional information on the Deposited Underlying Certificate, prospective investors should carefully review the Underlying Prospectus Supplement and the March 26, 2007 Underlying Trust Monthly Statement, attached as Exhibits A and B, respectively, to this free writing prospectus.

     The Issuing Entity will be entitled to receive all distributions on the Deposited Underlying Certificate due after March 26, 2007.

UNDERLYING INTEREST RATE CAP CONTRACT AND UNDERLYING NET RATE CARRYOVER

     The Deposited Underlying Certificate is also entitled to receive distributions from the proceeds of an underlying interest rate cap contract (the "Underlying Cap Proceeds") and payments with respect to net rate carryover from excess cashflow in the underlying transaction (the "Underlying Net Rate Carryover Payments"). The Trustee, as holder of the Deposited Underlying Certificate, will direct the Underlying Trustee to make payments of the Underlying Cap Proceeds and the Underlying Net Rate Carryover Payments to the Supplemental Interest Trustee.

     Any Underlying Net Rate Carryover Payments will be deposited by the Supplemental Interest Trustee in the Reserve Fund and will be distributed by the Supplemental Interest Trustee as interest as described under "Description of the Certificates --Interest" in this free writing prospectus.

     Any Underlying Cap Proceeds will be deposited by the Supplemental Interest Trustee in the Reserve Fund and will be distributed by the Supplemental Interest Trustee as principal as described under "Description of the Certificates --Principal" in this free writing prospectus.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Certificates will be issued pursuant to a trust agreement dated as of March 26, 2007 (the "Trust Agreement") among the Depositor, the Underlying Certificate Seller and the Trustee. The following sections of this free writing prospectus are summaries of the material terms of the certificates and the Trust Agreement pursuant to which the certificates will be issued. They do not purport to be complete, however, and are subject to, and are qualified in their entirety by reference to, the provisions of the Trust Agreement. When particular provisions or terms used in the Trust Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the Trust Agreement after the Issuing Entity issues the certificates. The certificates represent obligations of the Issuing Entity only and do not represent an interest in or obligation of CWALT, Inc., the Underlying Certificate Seller or any of their affiliates.

     The Resecuritization Pass-Through Certificates, Series 2007-HY5R, will consist of the Class 2-A-1A, Class 2-A-1B, Class 2-A-1C, Class 2-A-1D and Class A-R Certificates (collectively, the "certificates" or the "offered certificates"). All of the certificates are offered by this free writing prospectus.

     When describing the certificates in this free writing prospectus, we use the following terms:

             DESIGNATION                           CLASSES/COMPONENTS OF CERTIFICATES
             -----------                           ----------------------------------
Offered Certificates or Certificates   Class 2-A-1A, Class 2-A-1B, Class 2-A-1C, Class 2-A-1D and
                                                         Class A-R Certificates

     The certificates are generally referred to as the following types:

          CLASS                            TYPE
          -----                            ----
Class 2-A-1A Certificates   Senior/Variable Pass-Through Rate
Class 2-A-1B Certificates   Senior/Variable Pass-Through Rate

          CLASS                            TYPE
          -----                            ----
Class 2-A-1C Certificates   Senior/Variable Pass-Through Rate
Class 2-A-1D Certificates   Senior/Variable Pass-Through Rate
Class A-R Certificates               Senior/Residual

CALCULATION OF CLASS CERTIFICATE BALANCE

     The "Class Certificate Balance" of any class of certificates as of any Distribution Date is the initial Class Certificate Balance thereof reduced by the sum of:

     - all amounts previously distributed to holders of certificates of such class as payments of principal,

     - the amount of Underlying Realized Losses allocated to such class, as described below under "--Allocation of Losses", and

     - the pro rata portion of certain expenses and liabilities reimbursable to the Depositor under the Trust Agreement and any taxes imposed on the Issuing Entity allocated to such class,

and, in the case of each class of certificates to which Underlying Realized Losses have been allocated, increased by the amount of Subsequent Recoveries on the Underlying Mortgage Loans distributed as principal to the Deposited Underlying Certificate (see "The Agreements--Application of Liquidation Proceeds" in the prospectus).

BOOK-ENTRY CERTIFICATES; DENOMINATIONS

     The certificates, other than the Class A-R Certificates, will be issued as book-entry certificates. The Class A-R Certificates will be issued as two certificates in a fully registered certificated form in an aggregate denomination of $100. Each class of book-entry certificates will be issued as one or more certificates that, in the aggregate, will equal the aggregate initial Class Certificate Balance of each class of certificates and which will be held by a depository, initially a nominee of The Depository Trust Company. Beneficial interests in the book-entry certificates will be held indirectly by investors through the book-entry facilities of the depository as described in this free writing prospectus. Investors may hold the beneficial interests in the book-entry certificates in minimum denominations representing an original principal amount or notional amount of $25,000 and in integral multiples of $1 in excess thereof. The Depositor has been informed by the depository that its nominee will be CEDE & Co. ("CEDE"). Accordingly, CEDE is expected to be the holder of record of the book-entry certificates. Except as described in the prospectus under "Description of the Securities -- Book-Entry Registration of Securities," no beneficial owner acquiring a book-entry certificate will be entitled to receive a physical certificate representing the certificate.

     Unless and until definitive certificates are issued, it is anticipated that the only certificateholder of the book-entry certificates will be CEDE, as nominee of the depository. Beneficial owners of the book-entry certificates will not be certificateholders, as that term is used in the Trust Agreement. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through financial intermediaries and the depository. Monthly and annual reports on the Issuing Entity provided to CEDE, as nominee of the depository, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose depository accounts the book-entry certificates of the beneficial owners are credited.

     For a description of the procedures generally applicable to the book-entry certificates, see "Description of the Securities -- Book-Entry Registration of Securities" in the prospectus.

     Although The Depository Trust Company has agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of The Depository Trust Company, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DISTRIBUTIONS ON THE DEPOSITED UNDERLYING CERTIFICATE; ACCOUNTS

     On or prior to the Closing Date, the Trustee will establish an account (the "Distribution Account"), which will be maintained in trust for the benefit of the certificateholders. The Trustee will deposit or cause to be deposited in the Distribution Account all amounts it receives in respect of the Deposited Underlying Certificate, other than the Underlying Cap Proceeds and the Underlying Net Rate Carryover Payments. It is expected that distributions on the Deposited Underlying Certificate will be received by the Trustee on each Distribution Date and will then be used to make distributions on that day to certificateholders as described below.

     The Trust Agreement will require the Supplemental Interest Trustee to establish an account (the "Reserve Fund"). On the closing date, the Depositor will cause $1,000 to be deposited in the Reserve Fund. Any amounts distributed to the Deposited Underlying Certificate with respect to the Underlying Cap Proceeds and the Underlying Net Rate Carryover Payments will be deposited in the Reserve Fund. The Reserve Fund will not be an asset of any REMIC or of the Issuing Entity. On each Distribution Date, the Supplemental Interest Trustee will deposit in the Reserve Fund any amounts received with respect to the Underlying Cap Proceeds and the Underlying Net Rate Carryover Payments. On each Distribution Date, such amounts received will be distributed to the certificates as described in this free writing prospectus.

INVESTMENTS OF AMOUNTS HELD IN ACCOUNTS

     Funds on deposit in the Distribution Account and the Reserve Fund will not be invested.

EXPENSES

     The following table summarizes the expenses to be paid from the assets of the Issuing Entity and the source of payments for the expenses:

TYPE / RECIPIENT (1)             AMOUNT          GENERAL PURPOSE        SOURCE (2)         FREQUENCY
--------------------       -----------------   ------------------   ------------------   ------------
REMIC expenses             Expenses incurred   Reimbursement of     Amounts on deposit   Time to time
                           in connection       expenses and taxes   in the
                           with the                                 Distribution
                           administration of                        Account
                           the REMICs and
                           any taxes owed by
                           the REMICs

Indemnification expenses   Amounts for which   Indemnification      Amounts on deposit      Monthly
/ the Depositor            the Depositor is                         in the
                           entitled to                              Distribution
                           indemnification                          Account

(1) Any change to the fees and expenses described in this free writing prospectus would require an amendment to the Trust Agreement. See "The Agreements--Amendment" in the prospectus.

(2) Unless otherwise specified, the expenses shown in this table are paid prior to distributions on the certificates.

WITHDRAWALS FROM THE DISTRIBUTION ACCOUNT

     The Trustee is permitted from time to time to withdraw funds from the Distribution Account for the following purposes:

     - to make distributions to the certificateholders as described in this free writing prospectus,

     - to reimburse the Depositor and the Trustee for certain expenses and liabilities reimbursable to the Depositor and the Trustee under the Trust Agreement,

     -    to pay any taxes imposed on the Issuing Entity,

     - to withdraw any amount deposited in the Distribution Account and not required to be deposited therein and

     - to clear and terminate the Distribution Account upon termination of the Trust Agreement.

DISTRIBUTIONS

     Distributions on the Deposited Underlying Certificate are made on the 25th day of each month, or if the 25th day of a month is not a business day, then on the next business day (each, an "Underlying Distribution Date"). Distributions on the certificates will be made on the same day (each, a "Distribution Date"). The first Distribution Date for the certificates is scheduled for April 25, 2007. Distributions on the certificates will be made on each Distribution Date to the persons in whose names the certificates are registered at the close of business on the related Record Date. The "Record Date" for each Distribution Date will be the last day of the calendar month preceding the month of the Distribution Date.

     Distributions on each Distribution Date will be made by check mailed to the address of the person entitled to it as it appears on the applicable certificate register or, in the case of a certificateholder who holds 100% of a class of certificates or who holds certificates with an aggregate initial certificate balance of $1,000,000 or more and who has so notified the Trustee in writing in accordance with the Trust Agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of the certificates at the corporate trust office of the Trustee.

PRIORITY OF DISTRIBUTIONS AMONG CERTIFICATES

     As more fully described in this free writing prospectus, distributions of interest on the classes of certificates will be made on each Distribution Date from Available Interest Funds from the Deposited Underlying Certificate for such Distribution Date. Similarly, distributions of principal on the classes of certificates then entitled to receive distributions of Available Principal Funds from the Deposited Underlying Certificate for such Distribution Date will be made, in the order and subject to the priorities set forth under "Description of the Certificates--Principal" in this free writing prospectus.

     "Available Interest Funds" for any Distribution Date will equal the sum of
(i) the aggregate of all previously undistributed amounts received by the Trustee on or prior to such Distribution Date as distributions of interest on the Deposited Underlying Certificate and (ii) the Underlying Net Rate Carryover Payments, if any, for such Distribution Date.

     "Available Principal Funds" for any Distribution Date will be equal to (i) the sum of (a) the aggregate of all previously undistributed amounts received by the Trustee on or prior to such Distribution Date as distributions of principal on the Deposited Underlying Certificate and (b) the Underlying Cap Proceeds, if any, for such Distribution Date, reduced by (ii) pro rata share of the sum of certain expenses and liabilities reimbursable to the Depositor under the Trust Agreement and any taxes imposed on the Issuing Entity that have not previously been paid by a reduction of Available Funds from the Deposited Underlying Certificate.

     "Available Funds" for any Distribution Date will be equal to the sum of (i) Available Interest Funds for such Distribution Date and (ii) Available Principal Funds for such Distribution Date.

INTEREST

     Pass-Through Rates. The Pass-Through Rate on the Class 2-A-1A, Class 2-A-1B, Class 2-A-1C and Class 2-A-1D Certificates for the interest accrual period related to any Distribution Date will be a per annum rate equal to the product of (i) a fraction, the numerator of which is the Available Interest Funds for such Distribution Date and the denominator of which is the aggregate Class Certificate Balance of the interest-bearing certificates immediately prior to such Distribution Date and (ii) twelve.

     Interest Entitlement. With respect to each Distribution Date, the interest accrual period will be the calendar month preceding the month of the Distribution Date. Each interest accrual period will be deemed to consist of 30 days. Interest will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

     On each Distribution Date, each class of certificates will be entitled to receive from Available Interest Funds an amount allocable to interest (as to each such class, the "Interest Distribution Amount") with respect to the related Interest Accrual Period. The Interest Distribution Amount for any class of certificates will equal the sum of (i) interest at the applicable pass-through rate on the related Class Certificate Balance immediately prior to that Distribution Date, and (ii) the sum of the amounts, if any, by which the amount described in clause (i) above on each prior Distribution Date exceeded the amount actually distributed as interest on such prior Distribution Dates and not subsequently distributed ("Unpaid Interest Amounts").

     In the event that, on a particular Distribution Date, Available Interest Funds applied in the order described above under "--Priority of Distributions Among Certificates" are not sufficient to make a full distribution of the interest entitlement on the classes of certificates, interest will be distributed on each class of certificates, pro rata based on the amount of interest each such class would otherwise have been entitled to receive in the absence of such shortfall. Any Unpaid Interest Amount will be carried forward and added to the amount holders of each such class of certificates will be entitled to receive on the next Distribution Date. Any Unpaid Interest Amount so carried forward will not bear interest.

PRINCIPAL

     On each Distribution Date, the Available Principal Funds will be distributed to the classes of certificates in the following order:

     1. to the Class A-R Certificates, until its Class Certificate Balance is reduced to zero;

     2. in an amount up to $100,000 on each Distribution Date, sequentially, to the Class 2-A-1B, Class 2-A-1C and Class 2-A-1D Certificates, in that order, until their respective Class Certificate Balances are reduced to zero;

     3. (i) for each Distribution Date prior to the Distribution Date in April 2008, in an amount up to $3,640,000, to the Class 2-A-1A Certificates, until its Class Certificate Balance is reduced to zero;

          (ii) for each Distribution Date on or after the Distribution Date in April 2008 and prior to the Distribution Date in April 2009, in an amount up to $3,340,000, to the Class 2-A-1A Certificates, until its Class Certificate Balance is reduced to zero;

          (iii) for each Distribution Date on or after the Distribution Date in April 2009 and prior to the Distribution Date in March 2010, in an amount up to $3,086,000, to the Class 2-A-1A Certificates, until its Class Certificate Balance is reduced to zero;

          (iv) for each Distribution Date on or after the Distribution Date in April 2010 and prior to the Distribution Date in April 2011, in an amount up to $2,810,000, to the Class 2-A-1A Certificates, until its Class Certificate Balance is reduced to zero;

          (v) for each Distribution Date on or after the Distribution Date in April 2011 and prior to the Distribution Date in April 2012, in an amount up to $2,576,000, to the Class 2-A-1A Certificates, until its Class Certificate Balance is reduced to zero;

          (vi) for each Distribution Date on or after the Distribution Date in April 2012 and prior to the Distribution Date in April 2013, in an amount up to $2,079,000, to the Class 2-A-1A Certificates, until its Class Certificate Balance is reduced to zero; and

          (vii) for each Distribution Date on or after the Distribution Date in April 2013, in an amount up to $1,797,000 to the Class 2-A-1A Certificates, until its Class Certificate Balance is reduced to zero;

     4. sequentially, to the Class 2-A-1B, Class 2-A-1C and Class 2-A-1D Certificates, in that order, until their respective Class Certificate Balances are reduced to zero; and

     5. to the Class 2-A-1A Certificates, until its Class Certificate Balance is reduced to zero.

     On the Distribution Date in March 2010, no amount of Available Principal Funds will be distributed pursuant to priority 3. above.

     Residual Certificates. The Class A-R Certificates will remain outstanding for so long as the Issuing Entity shall exist, whether or not they are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holders of the Class A-R Certificates will be entitled to certain other distributions as set forth in the Trust Agreement. It is not anticipated that there will be any significant amounts remaining for that distribution.

ALLOCATION OF LOSSES

     On each Distribution Date, all Realized Losses (as defined in the Underlying Prospectus Supplement) on the underlying group 2 mortgage loans that are allocated to the Deposited Underlying Certificate (collectively, "Underlying Realized Losses") will be allocated to the certificates on a pro rata basis in accordance with their Class Certificate Balances.

                                    Exhibit A

                 Underlying Prospectus Supplement and Prospectus

     [Prospectus Supplement dated February 27, 2007 and the Prospectus dated November 14, 2006 attached thereto previously filed on EDGAR under file number 333-131630-90].

                                                     Distribution Date: 03/26/07

(THE BANK OF NEW YORK LOGO)

101 Barclay Street, 4 West
New York, NY 10286

Officer:   Matthew Sabino
           212-815-6093
Associate: Steven Chrysanthis
           212-815-8318

                                   CWALT, INC.
                        Alternative Loan Trust 2007-HY03
                                Series 2007-HY03

                            Operations Payment Report

CLASS    PAYMENT            DTC     CUSIP        ORIGINAL         INTEREST
 CODE     DATE     CLASS   ELIG    0248DA         AMOUNT           FACTOR
-----   --------   -----   ----   --------   ----------------   -----------
27356   03/26/07    1A1    DTC        A        140,798,000.00   0.004991750
27357   03/26/07    1A2    DTC    02148DAB      15,644,000.00   0.004991750
27358   03/26/07    2A1    DTC    02148DAC     557,768,000.00   0.004620250
27359   03/26/07    2A2    DTC    02148DAD      61,974,000.00   0.004620250
27360   03/26/07    3A1    DTC    02148DAE     147,344,000.00   0.004683500
27361   03/26/07    3A2    DTC    02148DAF      16,371,000.00   0.004683500
27367   03/26/07    M1     DTC    02148DAH       9,972,000.00   0.004058889
27368   03/26/07    M2     DTC    02148DAJ       7,978,000.00   0.004073333
27369   03/26/07    M3     DTC    02148DAK       5,485,000.00   0.004116667
27370   03/26/07    M4     DTC    02148DAL       3,490,000.00   0.004203333
27371   03/26/07    M5     DTC    02148DAM       3,490,000.00   0.004253889
27372   03/26/07    M6     DTC    02148DAN       3,490,000.00   0.004311667
27373   03/26/07    M7     DTC    02148DAP       3,490,000.00   0.004564444
27374   03/26/07    M8     DTC    02148DAQ       3,490,000.00   0.004564444
27375   03/26/07    M9     DTC    02148DAR       3,490,000.00   0.004564444
27376   03/26/07    M10    DTC    02148DAS       4,986,000.00   0.004564444
27377   03/26/07    M11    DTC    02148DAT       4,488,000.00   0.004564444
27362   03/26/07    AR     DTC    02148DAG             100.00   0.000000000
27363   03/26/07    P1     DTC    02148DAV             100.00   0.000000000
27364   03/26/07    P2     DTC    02148DAW             100.00   0.000000000
27365   03/26/07    P3     DTC    02148DAX             100.00   0.000000000
27366   03/26/07     C     DTC    02148DAU     997,240,133.91   0.000485810
                                             ----------------
                                             1,990,988,533.91
                                             ----------------

CLASS    PRINCIPAL      INTEREST       PRINCIPAL        TOTAL        TOTAL PRIN ADJ       CURRENT
 CODE      FACTOR        AMOUNT         AMOUNT         PAYMENT      NET OF PRIN PMT       BALANCE
-----   -----------   ------------   ------------   -------------   ---------------   --------------
27356   0.000885462     702,828.42     124,671.32      827,499.74             0.00    140,798,000.00
27357   0.000885462      78,090.94      13,852.17       91,943.11             0.00     15,644,000.00
27358   0.008339284   2,577,027.60   4,651,385.66    7,228,413.26             0.00    557,768,000.00
27359   0.008339284     286,335.37     516,818.78      803,154.15             0.00     61,974,000.00
27360   0.014778130     690,085.62   2,177,468.72    2,867,554.34             0.00    147,344,000.00
27361   0.014778130      76,673.58     241,932.76      318,606.34             0.00     16,371,000.00
27367   0.000000000      40,475.24           0.00       40,475.24             0.00      9,972,000.00
27368   0.000000000      32,497.05           0.00       32,497.05             0.00      7,978,000.00
27369   0.000000000      22,579.92           0.00       22,579.92             0.00      5,485,000.00
27370   0.000000000      14,669.63           0.00       14,669.63             0.00      3,490,000.00
27371   0.000000000      14,846.07           0.00       14,846.07             0.00      3,490,000.00
27372   0.000000000      15,047.72           0.00       15,047.72             0.00      3,490,000.00
27373   0.000000000      15,929.91           0.00       15,929.91             0.00      3,490,000.00
27374   0.000000000      15,929.91           0.00       15,929.91             0.00      3,490,000.00
27375   0.000000000      15,929.91           0.00       15,929.91             0.00      3,490,000.00
27376   0.000000000      22,758.32           0.00       22,758.32             0.00      4,986,000.00
27377   0.000000000      20,485.23           0.00       20,485.23             0.00      4,488,000.00
27362   1.000000000           0.00         100.00          100.00             0.00            100.00
27363   0.000000000           0.00           0.00            0.00             0.00              0.00
27364   0.000000000           0.00           0.00            0.00             0.00              0.00
27365   0.000000000           0.00           0.00            0.00             0.00              0.00
27366   0.000000000     484,469.62           0.00      484,469.62    -3,490,340.47              0.00
                      ------------   ------------   -------------                     --------------
                      5,126,660.07   7,726,229.41   12,852,889.48                     993,748,100.00
                      ------------   ------------   -------------                     --------------



                                    Exhibit B

                                                     Distribution Date: 03/26/07
(THE BANK OF NEW YORK LOGO)

101 Barclay Street, 4 West
New York, NY 10286

Officer:   Matthew Sabino
           212-815-6093
Associate: Steven Chrysanthis
           212-815-8318

                                   CWALT, INC.
                        Alternative Loan Trust 2007-HY03
                                Series 2007-HY03

                 Certificateholder Monthly Distribution Summary

                                  CERTIFICATE                      PASS
                       CLASS          RATE         BEGINNING      THROUGH     PRINCIPAL
 CLASS     CUSIP    DESCRIPTION       TYPE          BALANCE      RATE (%)   DISTRIBUTION
 -----   --------   -----------   -----------   --------------   --------   ------------
  1A1    0248DAA       Senior     Var-30/360    140,798,000.00   5.990100     124,671.32
  1A2    02148DAB      Senior     Var-30/360     15,644,000.00   5.990100      13,852.17
  2A1    02148DAC      Senior     Var-30/360    557,768,000.00   5.544300   4,651,385.66
  2A2    02148DAD      Senior     Var-30/360     61,974,000.00   5.544300     516,818.78
  3A1    02148DAE      Senior     Var-30/360    147,344,000.00   5.620200   2,177,468.72
  3A2    02148DAF      Senior     Var-30/360     16,371,000.00   5.620200     241,932.76
  AR     02148DAG      Senior     Fix-Act/360           100.00   0.000000         100.00
  P1     02148DAV      Senior     Fix-Act/360             0.00   0.000000           0.00
  P2     02148DAW      Senior     Fix-Act/360             0.00   0.000000           0.00
  P3     02148DAX      Senior     Fix-Act/360             0.00   0.000000           0.00
   C     02148DAU      Senior     Fix-Act/360             0.00   5.723556           0.00

  M1     02148DAH      Junior     Var-Act/360     9,972,000.00   5.620000           0.00
  M2     02148DAJ      Junior     Var-Act/360     7,978,000.00   5.640000           0.00
  M3     02148DAK      Junior     Var-Act/360     5,485,000.00   5.700000           0.00
  M4     02148DAL      Junior     Var-Act/360     3,490,000.00   5.820000           0.00
  M5     02148DAM      Junior     Var-Act/360     3,490,000.00   5.890000           0.00
  M6     02148DAN      Junior     Var-Act/360     3,490,000.00   5.970000           0.00
  M7     02148DAP      Junior     Var-Act/360     3,490,000.00   6.320000           0.00
  M8     02148DAQ      Junior     Var-Act/360     3,490,000.00   6.320000           0.00
  M9     02148DAR      Junior     Var-Act/360     3,490,000.00   6.320000           0.00
  M10    02148DAS      Junior     Var-Act/360     4,986,000.00   6.320000           0.00
  M11    02148DAT      Junior     Var-Act/360     4,488,000.00   6.320000           0.00
                                                --------------              ------------
Totals                                          993,748,100.00              7,726,229.41
                                                --------------              ------------

                                         CURRENT                    CUMULATIVE
           INTEREST         TOTAL       REALIZED       ENDING        REALIZED
 CLASS   DISTRIBUTION   DISTRIBUTION     LOSSES        BALANCE        LOSSES
 -----   ------------   -------------   --------   --------------   ----------
  1A1      702,828.42      827,499.74     0.00     140,673,328.68      0.00
  1A2       78,090.94       91,943.11     0.00      15,630,147.83      0.00
  2A1    2,577,027.60    7,228,413.26     0.00     553,116,614.34      0.00
  2A2      286,335.37      803,154.15     0.00      61,457,181.22      0.00
  3A1      690,085.62    2,867,554.34     0.00     145,166,531.28      0.00
  3A2       76,673.58      318,606.34     0.00      16,129,067.24      0.00
  AR             0.00          100.00     0.00               0.00      0.00
  P1             0.00            0.00     0.00               0.00      0.00
  P2             0.00            0.00     0.00               0.00      0.00
  P3             0.00            0.00     0.00               0.00      0.00
   C       484,469.62      484,469.62     0.00       3,490,340.47      0.00

  M1        40,475.24       40,475.24     0.00       9,972,000.00      0.00
  M2        32,497.05       32,497.05     0.00       7,978,000.00      0.00
  M3        22,579.92       22,579.92     0.00       5,485,000.00      0.00
  M4        14,669.63       14,669.63     0.00       3,490,000.00      0.00
  M5        14,846.07       14,846.07     0.00       3,490,000.00      0.00
  M6        15,047.72       15,047.72     0.00       3,490,000.00      0.00
  M7        15,929.91       15,929.91     0.00       3,490,000.00      0.00
  M8        15,929.91       15,929.91     0.00       3,490,000.00      0.00
  M9        15,929.91       15,929.91     0.00       3,490,000.00      0.00
  M10       22,758.32       22,758.32     0.00       4,986,000.00      0.00
  M11       20,485.23       20,485.23     0.00       4,488,000.00      0.00
         ------------   -------------     ----     --------------      ----
Totals   5,126,660.06   12,852,889.47     0.00     989,512,211.06      0.00
         ------------   -------------     ----     --------------      ----


                                    Exhibit B

                                                     Distribution Date: 03/26/07

(THE BANK OF NEW YORK LOGO)

101 Barclay Street, 4 West
New York, NY 10286

Officer:   Matthew Sabino
           212-815-6093
Associate: Steven Chrysanthis
           212-815-8318

                                   CWALT, INC.
                        Alternative Loan Trust 2007-HY03
                                Series 2007-HY03

                          Principal Distribution Detail

                      ORIGINAL         BEGINNING      SCHEDULED              UNSCHEDULED
                     CERTIFICATE      CERTIFICATE     PRINCIPAL   ACCRETION   PRINCIPAL
CLASS     CUSIP        BALANCE          BALANCE     DISTRIBUTION  PRINCIPAL  ADJUSTMENTS
-----   --------  ----------------  --------------  ------------  ---------  -----------
1A1      0248DAA    140,798,000.00  140,798,000.00    124,671.32     0.00        0.00
1A2     02148DAB     15,644,000.00   15,644,000.00     13,852.17     0.00        0.00
2A1     02148DAC    557,768,000.00  557,768,000.00  4,651,385.66     0.00        0.00
2A2     02148DAD     61,974,000.00   61,974,000.00    516,818.78     0.00        0.00
3A1     02148DAE    147,344,000.00  147,344,000.00  2,177,468.72     0.00        0.00
3A2     02148DAF     16,371,000.00   16,371,000.00    241,932.76     0.00        0.00
AR      02148DAG            100.00          100.00        100.00     0.00        0.00
P1      02148DAV            100.00            0.00          0.00     0.00        0.00
P2      02148DAW            100.00            0.00          0.00     0.00        0.00
P3      02148DAX            100.00            0.00          0.00     0.00        0.00
C       02148DAU    997,240,133.91            0.00          0.00     0.00        0.00

M1      02148DAH      9,972,000.00    9,972,000.00          0.00     0.00        0.00
M2      02148DAJ      7,978,000.00    7,978,000.00          0.00     0.00        0.00
M3      02148DAK      5,485,000.00    5,485,000.00          0.00     0.00        0.00
M4      02148DAL      3,490,000.00    3,490,000.00          0.00     0.00        0.00
M5      02148DAM      3,490,000.00    3,490,000.00          0.00     0.00        0.00
M6      02148DAN      3,490,000.00    3,490,000.00          0.00     0.00        0.00
M7      02148DAP      3,490,000.00    3,490,000.00          0.00     0.00        0.00
M8      02148DAQ      3,490,000.00    3,490,000.00          0.00     0.00        0.00
M9      02148DAR      3,490,000.00    3,490,000.00          0.00     0.00        0.00
M10     02148DAS      4,986,000.00    4,986,000.00          0.00     0.00        0.00
M11     02148DAT      4,488,000.00    4,488,000.00          0.00     0.00        0.00
                  ----------------  --------------  ------------     ----        ----
Totals            1,990,988,533.91  993,748,100.00  7,726,229.41     0.00        0.00
                  ================  ==============  ============     ====        ====

             NET                 CURRENT      ENDING         ENDING
          PRINCIPAL   DEFERRED  REALIZED    CERTIFICATE   CERTIFICATE
CLASS   DISTRIBUTION  INTEREST   LOSSES       BALANCE        FACTOR
-----   ------------  --------  --------  --------------  -----------
1A1       124,671.32    0.00      0.00    140,673,328.68  0.999114538
1A2        13,852.17    0.00      0.00     15,630,147.83  0.999114538
2A1     4,651,385.66    0.00      0.00    553,116,614.34  0.991660716
2A2       516,818.78    0.00      0.00     61,457,181.22  0.991660716
3A1     2,177,468.72    0.00      0.00    145,166,531.28  0.985221870
3A2       241,932.76    0.00      0.00     16,129,067.24  0.985221870
AR            100.00    0.00      0.00              0.00  0.000000000
P1              0.00    0.00      0.00              0.00  0.000000000
P2              0.00    0.00      0.00              0.00  0.000000000
P3              0.00    0.00      0.00              0.00  0.000000000
C               0.00    0.00      0.00      3,490,340.47  0.003500000

M1              0.00    0.00      0.00      9,972,000.00  1.000000000
M2              0.00    0.00      0.00      7,978,000.00  1.000000000
M3              0.00    0.00      0.00      5,485,000.00  1.000000000
M4              0.00    0.00      0.00      3,490,000.00  1.000000000
M5              0.00    0.00      0.00      3,490,000.00  1.000000000
M6              0.00    0.00      0.00      3,490,000.00  1.000000000
M7              0.00    0.00      0.00      3,490,000.00  1.000000000
M8              0.00    0.00      0.00      3,490,000.00  1.000000000
M9              0.00    0.00      0.00      3,490,000.00  1.000000000
M10             0.00    0.00      0.00      4,986,000.00  1.000000000
M11             0.00    0.00      0.00      4,488,000.00  1.000000000
        ------------    ----      ----    --------------
Totals  7,726,229.41    0.00      0.00    989,512,211.06
        ============    ====      ====    ==============

                                   Exhibit B

                                                     Distribution Date: 03/26/07

(THE BANK OF NEW YORK LOGO)

101 Barclay Street, 4 West
New York, NY 10286

Officer:   Matthew Sabino
           212-815-6093
Associate: Steven Chrysanthis
           212-815-8318

                                   CWALT, INC.
                        Alternative Loan Trust 2007-HY03
                                Series 2007-HY03

                          Interest Distribution Detail

           BEGINNING      PASS                                INTEREST
          CERTIFICATE    THROUGH   EFFECTIVE     CURRENT    CARRYFORWARD  DEFERRED
CLASS       BALANCE     RATE (%)  COUPON (%)    INTEREST       AMOUNT     INTEREST
-----   --------------  --------  ----------  ------------  ------------  --------
1A1     140,798,000.00  5.990100   5.990100     702,828.42      0.00        0.00
1A2      15,644,000.00  5.990100   5.990100      78,090.94      0.00        0.00
2A1     557,768,000.00  5.544300   5.544300   2,577,027.60      0.00        0.00
2A2      61,974,000.00  5.544300   5.544300     286,335.37      0.00        0.00
3A1     147,344,000.00  5.620200   5.620200     690,085.62      0.00        0.00
3A2      16,371,000.00  5.620200   5.620200      76,673.58      0.00        0.00
AR              100.00  0.000000   0.000000           0.00      0.00        0.00
P1                0.00  0.000000   0.000000           0.00      0.00        0.00
P2                0.00  0.000000   0.000000           0.00      0.00        0.00
P3                0.00  0.000000   0.000000           0.00      0.00        0.00
C                 0.00  5.723556   0.000000           0.00      0.00        0.00

M1        9,972,000.00  5.620000   5.620000      40,475.24      0.00        0.00
M2        7,978,000.00  5.640000   5.640000      32,497.05      0.00        0.00
M3        5,485,000.00  5.700000   5.700000      22,579.92      0.00        0.00
M4        3,490,000.00  5.820000   5.820000      14,669.63      0.00        0.00
M5        3,490,000.00  5.890000   5.890000      14,846.07      0.00        0.00
M6        3,490,000.00  5.970000   5.970000      15,047.72      0.00        0.00
M7        3,490,000.00  6.320000   6.320000      15,929.91      0.00        0.00
M8        3,490,000.00  6.320000   6.320000      15,929.91      0.00        0.00
M9        3,490,000.00  6.320000   6.320000      15,929.91      0.00        0.00
M10       4,986,000.00  6.320000   6.320000      22,758.32      0.00        0.00
M11       4,488,000.00  6.320000   6.320000      20,485.23      0.00        0.00
        --------------                        ------------      ----        ----
Totals  993,748,100.00                        4,642,190.44      0.00        0.00
        ==============                        ============      ====        ====

            TOTAL                     INTEREST      NET RATE
          INTEREST      INTEREST    CARRYFORWARD   CARRYOVER
CLASS        DUE          PAID       AFTER DIST.  AFTER DIST.
-----   ------------  ------------  ------------  -----------
1A1       702,828.42    702,828.42      0.00          0.00
1A2        78,090.94     78,090.94      0.00          0.00
2A1     2,577,027.60  2,577,027.60      0.00          0.00
2A2       286,335.37    286,335.37      0.00          0.00
3A1       690,085.62    690,085.62      0.00          0.00
3A2        76,673.58     76,673.58      0.00          0.00
AR              0.00          0.00      0.00          0.00
P1              0.00          0.00      0.00          0.00
P2              0.00          0.00      0.00          0.00
P3              0.00          0.00      0.00          0.00
C               0.00    484,469.62      0.00          0.00

M1         40,475.24     40,475.24      0.00          0.00
M2         32,497.05     32,497.05      0.00          0.00
M3         22,579.92     22,579.92      0.00          0.00
M4         14,669.63     14,669.63      0.00          0.00
M5         14,846.07     14,846.07      0.00          0.00
M6         15,047.72     15,047.72      0.00          0.00
M7         15,929.91     15,929.91      0.00          0.00
M8         15,929.91     15,929.91      0.00          0.00
M9         15,929.91     15,929.91      0.00          0.00
M10        22,758.32     22,758.32      0.00          0.00
M11        20,485.23     20,485.23      0.00          0.00
        ------------  ------------      ----          ----
Totals  4,642,190.44  5,126,660.06      0.00          0.00
        ============  ============      ====          ====

                                    Exhibit B

[THE BANK OF NEW YORK LOGO]                          Distribution Date: 03/26/07

101 Barclay Street, 4 West
New York, NY 10286

Officer:   Matthew Sabino
           212-815-6093
Associate: Steven Chrysanthis
           212-815-8318

                                   CWALT, INC.
                        Alternative Loan Trust 2007-HY03
                                Series 2007-HY03

                           Current Payment Information
                               Factors per $1,000

                        ORIGINAL          BEGINNING                                            ENDING         PASS
                       CERTIFICATE       CERTIFICATE        PRINCIPAL        INTEREST       CERTIFICATE      THROUGH
CLASS     CUSIP          BALANCE           BALANCE         DISTRIBUTION    DISTRIBUTION       BALANCE       RATE (%)
------   --------   ----------------   ---------------   ---------------   ------------   ---------------   --------
1A1       0248DAA     140,798,000.00   1,000.000000000       0.885462321    4.991750000     999.114537679   5.990100
1A2      02148DAB      15,644,000.00   1,000.000000000       0.885462321    4.991750000     999.114537679   5.990100
2A1      02148DAC     557,768,000.00   1,000.000000000       8.339283829    4.620250000     991.660716171   5.544300
2A2      02148DAD      61,974,000.00   1,000.000000000       8.339283829    4.620250000     991.660716171   5.544300
3A1      02148DAE     147,344,000.00   1,000.000000000      14.778129516    4.683500000     985.221870484   5.620200
3A2      02148DAF      16,371,000.00   1,000.000000000      14.778129516    4.683500000     985.221870484   5.620200
AR       02148DAG             100.00   1,000.000000000   1,000.000000000    0.000000000       0.000000000   0.000000
P1       02148DAV             100.00       0.000000000       0.000000000    0.000000000       0.000000000   0.000000
P2       02148DAW             100.00       0.000000000       0.000000000    0.000000000       0.000000000   0.000000
P3       02148DAX             100.00       0.000000000       0.000000000    0.000000000       0.000000000   0.000000
C        02148DAU     997,240,133.91       0.000000000       0.000000000    0.485810394       3.500000000   5.723556
M1       02148DAH       9,972,000.00   1,000.000000000       0.000000000    4.058888889   1,000.000000000   5.620000
M2       02148DAJ       7,978,000.00   1,000.000000000       0.000000000    4.073333333   1,000.000000000   5.640000
M3       02148DAK       5,485,000.00   1,000.000000000       0.000000000    4.116666667   1,000.000000000   5.700000
M4       02148DAL       3,490,000.00   1,000.000000000       0.000000000    4.203333333   1,000.000000000   5.820000
M5       02148DAM       3,490,000.00   1,000.000000000       0.000000000    4.253888889   1,000.000000000   5.890000
M6       02148DAN       3,490,000.00   1,000.000000000       0.000000000    4.311666667   1,000.000000000   5.970000
M7       02148DAP       3,490,000.00   1,000.000000000       0.000000000    4.564444444   1,000.000000000   6.320000
M8       02148DAQ       3,490,000.00   1,000.000000000       0.000000000    4.564444444   1,000.000000000   6.320000
M9       02148DAR       3,490,000.00   1,000.000000000       0.000000000    4.564444444   1,000.000000000   6.320000
M10      02148DAS       4,986,000.00   1,000.000000000       0.000000000    4.564444444   1,000.000000000   6.320000
M11      02148DAT       4,488,000.00   1,000.000000000       0.000000000    4.564444444   1,000.000000000   6.320000
                    ----------------   ---------------   ---------------    -----------   ---------------
Totals              1,990,988,533.91     499.122964836       3.880599651    2.574931986     496.995434281
                    ================   ===============   ===============    ===========   ===============

                                    Exhibit B

[THE BANK OF NEW YORK LOGO]

101 Barclay Street, 4 West
New York, NY 10286

Officer:   Matthew Sabino
           212-815-6093
Associate: Steven Chrysanthis
           212-815-8318

                                   CWALT, INC.
                        Alternative Loan Trust 2007-HY03
                                Series 2007-HY03

POOL LEVEL DATA

Distribution Date                                 03/26/07
Cut-off Date                                      02/01/07
Record Date                                       02/28/07
Determination Date                                03/01/07
Accrual Period 30/360                     Begin   02/01/07
                                          End     03/01/07
Number of Days in 30/360 Accrual Period                 30
Accrual Period Actual Days                Begin   02/28/07
                                          End     03/26/07
Number of Days in Actual Accrual Period                 26

                                COLLATERAL DETAIL

Original Mortgage Loan Details

                                                    GROUP I         GROUP II         GROUP III          TOTAL
                                                --------------   --------------   --------------   --------------
Original Aggregate Loan Count                              236              880              220            1,336
Original Stated Principal Balance               165,985,787.00   657,551,429.95   173,702,916.96   997,240,133.91
Original Weighted Average Mortgage Rate                6.41187%         6.37141%         6.33028%
Original Weighted Average Net Mortgage Rate            6.20209%         6.16726%         6.13237%
Original Weighted Average Remaining Term                   359              359              359

CURRENT MORTGAGE LOAN DETAILS

                                                    GROUP I         GROUP II         GROUP III          TOTAL
                                                --------------   --------------   --------------   --------------
Beginning Aggregate Loan Count                             236              880              220            1,336
Loans Paid Off or otherwise removed pursuant
   to the PSA                                                0                6                3                9
                                                --------------   --------------   --------------   --------------
Ending Aggregate Loan Count                                236              874              217            1,327
Beginning Pool Stated Principal Balance         165,985,787.00   657,551,429.95   173,702,916.96   997,240,133.91
Scheduled Principal                                  10,302.61        40,956.24        14,537.18        65,796.03
Unscheduled Principal                               128,351.27     5,128,380.97     2,405,394.58     7,662,126.82
Realized Principal Losses                                 0.00             0.00             0.00             0.00
                                                --------------   --------------   --------------   --------------
Ending Pool Stated Principal Balance            165,847,133.12   652,382,092.74   171,282,985.20   989,512,211.06
Beginning Weighted Average Mortgage Rate               6.41187%         6.37141%         6.33028%
Beginning Weighted Average Net Mortgage Rate           6.20209%         6.16726%         6.13237%
Ending Weighted Average Mortgage Rate                  6.41185%         6.36242%         6.32210%
Ending Weighted Average Net Mortgage Rate              6.20207%         6.15827%         6.12418%
Beginning Weighted Average Remaining Term to
   Maturity                                                359              359              359
Ending Weighted Average Remaining Term to
   Maturity                                                359              359              359

                                    Exhibit B

(THE BANK OF NEW YORK LOGO)

101 Barclay Street, 4 West
New York, NY 10286

Officer: Matthew Sabino
         212-815-6093
Associate: Steven Chrysanthis
           212-815-8318

                                   CWALT, INC.
                        Alternative Loan Trust 2007-HY03
                                Series 2007-HY03

LOAN SUBSTITUTION

                                                     GROUP I      GROUP II       GROUP III        TOTAL
                                                    ---------   ------------   ------------   ------------
Aggregate Stated of Principal Balances Removed           0.00           0.00           0.00           0.00
Aggregate Stated of Principal Balance Added              0.00           0.00           0.00           0.00
                                                         ----           ----           ----           ----
Aggregate Principal Substitution Shortfall Amount        0.00           0.00           0.00           0.00

FEES OF THE TRUST

                                                     GROUP I      GROUP II       GROUP III        TOTAL
                                                    ---------   ------------   ------------   ------------
Gross Master Servicing Fee                          27,664.30     106,556.50      27,345.04     161,565.83
Net Master Servicing Fee                            27,664.30     106,556.50      26,981.77     161,202.56
Trustee Fee                                          1,244.89       4,931.64       1,302.77       7,479.30
Mortgage Insurance Premium                             107.33         376.03           0.00         483.36
                                                    ---------     ----------      ---------     ----------
Total Net Loan Fees                                 29,016.52     111,864.16      28,284.54     169,165.22

SERVICER ADVANCES

                                                     GROUP I      GROUP II       GROUP III        TOTAL
                                                    ---------   ------------   ------------   ------------
Principal Advances                                       0.00       1,204.37           0.00       1,204.37
Interest Advances                                    2,285.16      15,298.66           0.00      17,583.82
Reimbursement for Principal & Interest Advances          0.00           0.00           0.00           0.00
Reimbursement for Nonrecoverable Advances                0.00           0.00           0.00           0.00
                                                     --------      ---------           ----      ---------
Total Advances                                       2,285.16      16,503.03           0.00      18,788.19

MORTGAGE PREPAYMENT DETAILS

                                                     GROUP I      GROUP II       GROUP III        TOTAL
                                                    ---------   ------------   ------------   ------------
Principal Balance of Loans Paid in Full                  0.00   4,797,900.00   2,235,401.44   7,033,301.44
Prepayment Interest Excess                               0.00           0.00           0.00           0.00
Prepayment Interest Shortfall                            0.00           0.00         363.27         363.27
Compensating Interest                                    0.00           0.00         363.27         363.27
Non-Supported Prepayment Interest Shortfall              0.00           0.00          -0.00          -0.00
Prepayment Charges                                       0.00           0.00           0.00           0.00
CPR %                                                 0.92404%       8.96546%      15.40951%
SMM %                                                 0.07733%       0.77970%       1.38489%

                                    Exhibit B

(THE BANK OF NEW YORK LOGO)

101 Barclay Street, 4 West
New York, NY 10286

Officer: Matthew Sabino
         212-815-6093
Associate: Steven Chrysanthis
           212-815-8318

                                   CWALT, INC.
                        Alternative Loan Trust 2007-HY03
                                Series 2007-HY03

                             DELINQUENCY INFORMATION

       DELINQUENCY INFO              GROUP 1               GROUP 2              GROUP 3             TOTAL
-----------------------------  -------------------  ---------------------   --------------  ---------------------
30-59 Days         Balance     438,750.00  0.26455% 2,715,271.17  0.41621%  0.00   0.00000% 3,154,021.17  0.31875%
                   Loan Count           1  0.42373%            4  0.45767%     0   0.00000%            5  0.37679%
60-89 Days         Balance           0.00  0.00000%         0.00  0.00000%  0.00   0.00000%         0.00  0.00000%
                   Loan Count           0  0.00000%            0  0.00000%     0   0.00000%            0  0.00000%
90+ Days           Balance           0.00  0.00000%         0.00  0.00000%  0.00   0.00000%         0.00  0.00000%
                   Loan Count           0  0.00000%            0  0.00000%     0   0.00000%            0  0.00000%
TOTAL              BALANCE     438,750.00  0.26455% 2,715,271.17  0.41621%  0.00   0.00000% 3,154,021.17  0.31875%
                   LOAN COUNT           1  0.42373%            4  0.45767%     0   0.00000%            5  0.37679%

       FORCECLOSURE INFO             GROUP 1               GROUP 2              GROUP 3             TOTAL
-----------------------------  -------------------  ---------------------   --------------  ---------------------
30-59 Days         Balance           0.00  0.00000%         0.00  0.00000%  0.00   0.00000%         0.00  0.00000%
                   Loan Count           0  0.00000%            0  0.00000%     0   0.00000%            0  0.00000%
60-89 Days         Balance           0.00  0.00000%         0.00  0.00000%  0.00   0.00000%         0.00  0.00000%
                   Loan Count           0  0.00000%            0  0.00000%     0   0.00000%            0  0.00000%
90+ Days           Balance           0.00  0.00000%         0.00  0.00000%  0.00   0.00000%         0.00  0.00000%
                   Loan Count           0  0.00000%            0  0.00000%     0   0.00000%            0  0.00000%
TOTAL              BALANCE           0.00  0.00000%         0.00  0.00000%  0.00   0.00000%         0.00  0.00000%
                   LOAN COUNT           0  0.00000%            0  0.00000%     0   0.00000%            0  0.00000%

           REO INFO                  GROUP 1               GROUP 2              GROUP 3             TOTAL
-----------------------------  -------------------  ---------------------   --------------  ---------------------
30-59 Days         Balance           0.00  0.00000%         0.00  0.00000%  0.00   0.00000%         0.00  0.00000%
                   Loan Count           0  0.00000%            0  0.00000%     0   0.00000%            0  0.00000%
60-89 Days         Balance           0.00  0.00000%         0.00  0.00000%  0.00   0.00000%         0.00  0.00000%
                   Loan Count           0  0.00000%            0  0.00000%     0   0.00000%            0  0.00000%
90+ Days           Balance           0.00  0.00000%         0.00  0.00000%  0.00   0.00000%         0.00  0.00000%
                   Loan Count           0  0.00000%            0  0.00000%     0   0.00000%            0  0.00000%
TOTAL              BALANCE           0.00  0.00000%         0.00  0.00000%  0.00   0.00000%         0.00  0.00000%
                   LOAN COUNT           0  0.00000%            0  0.00000%     0   0.00000%            0  0.00000%

                                    Exhibit B

(THE BANK OF NEW YORK LOGO)

101 Barclay Street, 4 West
New York, NY 10286

Officer:   Matthew Sabino
           212-815-6093
Associate: Steven Chrysanthis
           212-815-8318

                                   CWALT, INC.
                        Alternative Loan Trust 2007-HY03
                                Series 2007-HY03

    BANKRUPTCY INFO           GROUP 1          GROUP 2          GROUP 3           TOTAL
-----------------------   --------------   --------------   --------------   --------------
30-59 Days   Balance      0.00   0.00000%  0.00   0.00000%  0.00   0.00000%  0.00   0.00000%
             Loan Count      0   0.00000%     0   0.00000%     0   0.00000%     0   0.00000%

60-89 Days   Balance      0.00   0.00000%  0.00   0.00000%  0.00   0.00000%  0.00   0.00000%
             Loan Count      0   0.00000%     0   0.00000%     0   0.00000%     0   0.00000%

90+ Days     Balance      0.00   0.00000%  0.00   0.00000%  0.00   0.00000%  0.00   0.00000%
             Loan Count      0   0.00000%     0   0.00000%     0   0.00000%     0   0.00000%
TOTAL        BALANCE      0.00   0.00000%  0.00   0.00000%  0.00   0.00000%  0.00   0.00000%
             LOAN COUNT      0   0.00000%     0   0.00000%     0   0.00000%     0   0.00000%

TOTALS FOR FORECLOSURE
    BANKRUPTCY, REO              GROUP 1                 GROUP 2              GROUP 3               TOTAL
-----------------------   --------------------   ----------------------   --------------   ----------------------
All          Balance         0.00      0.00000%      0.00       0.00000%  0.00   0.00000%      0.00       0.00000%
             Loan Count         0      0.00000%         0       0.00000%     0   0.00000%         0       0.00000%

TOTALS FOR FORECLOSURE,
    REO BANKRUPTCY,
      DELINQUENCY                GROUP 1                 GROUP 2              GROUP 3               TOTAL
-----------------------   --------------------   ----------------------   --------------   ----------------------
All          Balance      438,750.00   0.26455%  2,715,271.17   0.41621%  0.00   0.00000%  3,154,021.17   0.31875%
             Loan Count            1   0.42373%             4   0.45767%     0   0.00000%             5   0.37679%

                                    Exhibit B

(THE BANK OF NEW YORK LOGO)

101 Barclay Street, 4 West
New York, NY 10286

Officer:   Matthew Sabino
           212-815-6093
Associate: Steven Chrysanthis
           212-815-8318

                                   CWALT, INC.
                        Alternative Loan Trust 2007-HY03
                                Series 2007-HY03

                              REALIZED LOSS DETAIL

REALIZED LOSSES

                                 GROUP I   GROUP II   GROUP III   TOTAL
                                 -------   --------   ---------   -----
Current Period Realized Losses      0.00      0.00        0.00     0.00
Cumulative Realized Losses          0.00      0.00        0.00     0.00
Total Liquidated Loan Balance       0.00      0.00        0.00     0.00
Total Liquidated Proceeds           0.00      0.00        0.00     0.00
Subsequent Recoveries               0.00      0.00        0.00     0.00
MDR (Monthly Default Rate)       0.00000%  0.00000%    0.00000%
CDR (Conditional Default Rate)   0.00000%  0.00000%    0.00000%

LOAN ID     LIQUIDATION BALANCE   LIQUIDATION PROCEEDS   REALIZED LOSS
-------     -------------------   --------------------   -------------
GROUP I            N/A
GROUP II           N/A
GROUP III          N/A

                                    Exhibit B

(THE BANK OF NEW YORK LOGO)

101 Barclay Street, 4 West
New York, NY 10286

Officer:   Matthew Sabino
           212-815-6093
Associate: Steven Chrysanthis
           212-815-8318

                                   CWALT, INC.
                        Alternative Loan Trust 2007-HY03
                                Series 2007-HY03

                           SERVICER REMITTANCE SUMMARY

INTEREST REMITTANCE AMOUNT

                                        GROUP I      GROUP II       GROUP III        TOTAL
                                      ----------   ------------   ------------   -------------
Scheduled Interest Collected          886,899.12   3,491,273.12     915,959.61    5,294,131.85
Plus: Compensating Interest                 0.00           0.00         363.27          363.27
Less: Servicing Fees                   27,664.30     106,556.50      27,345.04      161,565.83
Less: Mortgage Insurance Premium
   (PMI)                                  107.33         376.03           0.00          483.36
                                      ----------   ------------   ------------   -------------
Total Interest Remittance Amount      859,127.49   3,384,340.60     888,977.84    5,132,445.93

PRINCIPAL REMITTANCE AMOUNT

                                        GROUP I      GROUP II      GROUP III         TOTAL
                                      ----------   ------------   ------------   -------------
Scheduled Principal                    10,302.61      40,956.24      14,537.18       65,796.03
Curtailment Principal                 128,351.27     330,480.97     169,993.14      628,825.38
Paid in Full Principal                      0.00   4,797,900.00   2,235,401.44    7,033,301.44
Repurchased Principal                       0.00           0.00           0.00            0.00
Liquidation Principal                       0.00           0.00           0.00            0.00
Subsequent Recoveries                       0.00           0.00           0.00            0.00
Less: Non-Recoverable Principal
   Advances relating to Principal           0.00           0.00           0.00            0.00
                                      ----------   ------------   ------------   -------------
Total Principal Remittance Amount     138,653.88   5,169,337.21   2,419,931.76    7,727,922.85
                                      ----------   ------------   ------------   -------------

OTHER REMITTANCE AMOUNTS

                                        GROUP I      GROUP II      GROUP III         TOTAL
                                      ----------   ------------   ------------   -------------
Prepayment Charge                           0.00           0.00           0.00            0.00
Other Amounts Required                      0.00           0.00           0.00            0.00
                                      ----------   ------------   ------------   -------------
Total Other Remittance                      0.00           0.00           0.00            0.00
TOTAL SERVICER REMITTANCE             997,781.37   8,553,677.81   3,308,909.60   12,860,368.78

                                    Exhibit B

(THE BANK OF NEW YORK LOGO)

101 Barclay Street, 4 West
New York, NY 10286

Officer:   Matthew Sabino
           212-815-6093
Associate: Steven Chrysanthis
           212-815-8318

                                   CWALT, INC.
                        Alternative Loan Trust 2007-HY03
                                Series 2007-HY03

                              DISTRIBUTABLE AMOUNTS

PRINCIPAL DISTRIBUTION AMOUNT

                                               GROUP I        GROUP II       GROUP III        TOTAL
                                            -------------   ------------   ------------   -------------
Principal Remittance Amount                   138,653.88    5,169,337.21   2,419,931.76    7,727,922.85
Plus: Supplemental Loan Deposit                     0.00            0.00           0.00            0.00
Plus: Extra Principal Distribution Amount           0.00            0.00           0.00            0.00
Less: OC Reduction                                 30.38        1,132.77         530.29        1,693.44
                                              ----------    ------------   ------------   -------------
Principal Distribution Amount                 138,623.50    5,168,204.44   2,419,401.47    7,726,229.41

INTEREST FUNDS

                                               GROUP I        GROUP II       GROUP III        TOTAL
                                            -------------   ------------   ------------   -------------
Interest Remittance                           859,127.49    3,384,340.60    888,977.84     5,132,445.93
Less: Trustee Fee                               1,244.89        4,931.64      1,302.77         7,479.30
                                              ----------    ------------    ----------    -------------
Interest Funds                                857,882.60    3,379,408.96    887,675.07     5,124,966.63

                              DISTRIBUTION SUMMARY

AMOUNTS AVAILABLE FOR DISTRIBUTION

Total Servicer Remittance                                                                 12,860,368.78
Investment Income                                                                                  0.00
Cap Contract Proceeds                                                                              0.00
Capitalized Interest Account withdrawal                                                            0.00
Supplemental Loan Deposit                                                                          0.00
Carryover Reserve Fund withdrawal                                                                  0.00
Principal Reserve Fund withdrawal                                                                  0.00
Cap Contract Reserve Fund withdrawal                                                               0.00
                                                                                          -------------
Other Amounts                                                                                      0.00
TOTAL AVAILABLE                                                                           12,860,368.78

DISTRIBUTION PAYMENTS

Trustee Fee                                                                                    7,479.30
Class Payments                                                                            12,852,889.48
                                                                                          -------------
Total Payments                                                                            12,860,368.78

                                    Exhibit B

(THE BANK OF NEW YORK LOGO)

101 Barclay Street, 4 West
New York, NY 10286

Officer:   Matthew Sabino
           212-815-6093
Associate: Steven Chrysanthis
           212-815-8318

                                   CWALT, INC.
                        Alternative Loan Trust 2007-HY03
                                Series 2007-HY03

                                 TRUST ACCOUNTS

DISTRIBUTION ACCOUNT

Beginning Balance                                                                                  0.00
Deposit                                                                                   12,860,368.78
Withdrawal                                                                                12,860,368.78
Ending Balance                                                                                     0.00

CARRYOVER RESERVE ACCOUNT

Beginning Balance                                                                              1,000.00
Deposits                                                                                           0.00
Withdrawals                                                                                        0.00
                                                                                          -------------
Ending Balance                                                                                 1,000.00

CAP RESERVE

Beginning Balance                                                                              1,000.00
Deposit                                                                                            0.00
Withdrawals                                                                                        0.00
                                                                                          -------------
Ending Balance                                                                                 1,000.00

CLASS P PRINCIPAL RESERVE ACCOUNT

Beginning Balance                                                                                300.00
Deposit                                                                                            0.00
Withdrawal                                                                                         0.00
                                                                                          -------------
Ending Balance                                                                                   300.00

                                    EXHIBIT B

(THE BANK OF NEW YORK LOGO)

101 Barclay Street, 4 West
New York, NY 10286

Officer:   Matthew Sabino
           212-815-6093
Associate: Steven Chrysanthis
           212-815-8318

                                   CWALT, INC.
                        Alternative Loan Trust 2007-HY03
                                Series 2007-HY03

                              CAP CONTRACT DETAILS

Cap Contract Notional Balance               53,849,000.00
Cap Contract Strike Rate                          7.50000%

Cap Contract Payment                                 0.00

                           NET RATE CARRYOVER DETAILS

NET RATE CAP DETAILS
Libor Rate                                        5.32000%
Group 1 Net Rate Cap                              6.20209%
Group 2 Net Rate Cap                              6.16726%
Group 3 Net Rate Cap                              6.13237%
Subordinate Net Rate Cap                          7.11575%

        BEGINNING   INTEREST      CURRENT
CLASS    BALANCE     THEREON   PERIOD AMOUNT   AMOUNT PAID   ENDING AMOUNT
-----   ---------   --------   -------------   -----------   -------------
1A1        0.00       0.00          0.00           0.00           0.00
1A2        0.00       0.00          0.00           0.00           0.00
2A1        0.00       0.00          0.00           0.00           0.00
2A2        0.00       0.00          0.00           0.00           0.00
3A1        0.00       0.00          0.00           0.00           0.00
3A2        0.00       0.00          0.00           0.00           0.00
M1         0.00       0.00          0.00           0.00           0.00
M2         0.00       0.00          0.00           0.00           0.00
M3         0.00       0.00          0.00           0.00           0.00
M4         0.00       0.00          0.00           0.00           0.00
M5         0.00       0.00          0.00           0.00           0.00
M6         0.00       0.00          0.00           0.00           0.00
M7         0.00       0.00          0.00           0.00           0.00
M8         0.00       0.00          0.00           0.00           0.00
M9         0.00       0.00          0.00           0.00           0.00
M10        0.00       0.00          0.00           0.00           0.00
M11        0.00       0.00          0.00           0.00           0.00
AR         0.00       0.00          0.00           0.00           0.00
P1         0.00       0.00          0.00           0.00           0.00
P2         0.00       0.00          0.00           0.00           0.00
P3         0.00       0.00          0.00           0.00           0.00
C          0.00       0.00          0.00           0.00           0.00
TOTAL        --         --            --             --             --

                                    EXHIBIT B

(THE BANK OF NEW YORK LOGO)

101 Barclay Street, 4 West
New York, NY 10286


Officer:   Matthew Sabino
           212-815-6093

Associate: Steven Chrysanthis
           212-815-8318

                                   CWALT, INC.
                        Alternative Loan Trust 2007-HY03
                                Series 2007-HY03

                              CREDIT ENHANCEMENTS

OVERCOLLATERALIZATION DETAILS

OC Prior                                                                     3,491,503.62
OC Floor                                                                     3,490,340.47
OC Target                                                                    3,490,340.47
OC Deficiency                                                                        0.00
OC Reduction                                                                     1,163.15
OC Ending                                                                    3,490,340.47

APPLICATION OF EXCESS CASHFLOW

Excess Cashflow available after application of interest payments                            482,776.18
Plus: OC Reduction Amount                                                                     1,693.44
Plus: Carryover Reserve Fund earnings                                                             0.00
Less: Extra Principal Distribution Amount                                                         0.00
Less: Unpaid Realized Loss Amount                                                                 0.00
Less: Interest Carryforward Amount                                                                0.00
Less: Carryover Shortfalls Paid                                                                   0.00
Less: Transfer to Carryover Shortfall Reserve to replenish initial deposit                        0.00
                                                                                            ----------
Remaining Excess Cashflow available to Residual Class                                       484,469.62


                             TRIGGER EVENT DETAILS

DELINQUENCY TRIGGER TEST

                                               GROUP I   GROUP II   GROUP III   TOTAL
                                               -------   --------   ---------   -----
Current Month                                     0.00       0.00        0.00    0.00
1 Month Prior                                     0.00       0.00        0.00    0.00
2 Months Prior                                    0.00       0.00        0.00    0.00

Three-month Rolling Delinquency Rate           0.00000%
Senior Enhancement Percentage                  5.74997%
Specified Delinquency Rate Trigger             2.29999%

IS DELINQUENCY TRIGGER EVENT IN EFFECT?            NO

Delinquency Trigger Event applicable only on or after the Step-Down Date

                                    Exhibit B

(THE BANK OF NEW YORK LOGO)

101 Barclay Street, 4 West
New York, NY 10286

Officer:   Matthew Sabino
           212-815-6093

Associate: Steven Chrysanthis
           212-815-8318

                                   CWALT, INC.
                        Alternative Loan Trust 2007-HY03
                                Series 2007-HY03

CUMULATIVE LOSS TRIGGER TEST

Cumulative Loss Percentage                                                     0.00000%
Specified Cumulative Loss Percentage                                         100.00000%

IS CUMULATIVE LOSS TRIGGER EVENT IN EFFECT?                                         NO

Cumulative Loss Trigger Event applicable only on or after the Step-Down Date

IS TRIGGER EVENT IN EFFECT?                                                         NO

                             STEPDOWN DATE DETAILS

Balance of Senior Notes (after application of Principal Remittance Amount)               932,171,177.15
Threshold Balance of Senior Notes to trigger Stepdown Date                               875,718,306.79
Has the 3rd Anniversary Distribution Date occured?                                  NO
Has the Balance of Senior Notes been reduced to zero?                               NO
HAS STEPDOWN DATE BEEN REACHED?                                                     NO

                                   Exhibit B

(THE BANK OF NEW YORK LOGO)

101 Barclay Street, 4 West
New York, NY 10286

Officer:   Matthew Sabino
           212-815-6093
Associate: Steven Chrysanthis
           212-815-8318

                                  CWALT, INC.
                        Alternative Loan Trust 2007-HY03
                                Series 2007-HY03

                                  SUBORDINATION

CREDIT SUPPORT             ORIGINAL           CURRENT
--------------         ----------------   --------------
Class A                1,937,139,533.91   935,663,211.06
Class A Percentage            97.295364%       94.558026%

Class M1                   9,972,000.00     9,972,000.00
Class M1 Percentage            0.500857%        1.007769%

Class M2                   7,978,000.00     7,978,000.00
Class M2 Percentage            0.400705%        0.806256%

Class M3                   5,485,000.00     5,485,000.00
Class M3 Percentage            0.275491%        0.554314%

Class M4                   3,490,000.00     3,490,000.00
Class M4 Percentage            0.175290%        0.352699%

Class M5                   3,490,000.00     3,490,000.00
Class M5 Percentage            0.175290%        0.352699%

Class M6                   3,490,000.00     3,490,000.00
Class M6 Percentage            0.175290%        0.352699%

Class M7                   3,490,000.00     3,490,000.00
Class M7 Percentage            0.175290%        0.352699%

Class M8                   3,490,000.00     3,490,000.00
Class M8 Percentage            0.175290%        0.352699%

Class M9                   3,490,000.00     3,490,000.00
Class M9 Percentage            0.175290%        0.352699%

Class M10                  4,986,000.00     4,986,000.00
Class M10 Percentage           0.250428%        0.503885%

Class M11                  4,488,000.00     4,488,000.00
Class M11 Percentage           0.225416%        0.453557%

                                   Exhibit B

(THE BANK OF NEW YORK LOGO)

101 Barclay Street, 4 West
New York, NY 10286

Officer:   Matthew Sabino
           212-815-6093
Associate: Steven Chrysanthis
           212-815-8318

                                   CWALT, INC.
                        Alternative Loan Trust 2007-HY03
                                Series 2007-HY03

                             PREPAYMENT LOAN DETAILS

                       GROUP I   GROUP II   GROUP III   TOTAL
                       -------   --------   ---------   -----
Prepayment Penalties     0.00      0.00        0.00      0.00

 LOAN ID       BALANCE     PAID OFF DATE   PENALTY   STATE    RATE   SEASONING       TYPE
---------   ------------   -------------   -------   -----   -----   ---------   ------------
  GROUP I
                     N/A
 GROUP II
147089910     594,400.00      03/05/07       0.00      CA    6.750       2       Paid in Full
155323112   1,000,000.00      03/02/07       0.00      CA    8.125       1       Paid in Full
156906171     650,000.00      03/01/07       0.00      CA    7.875       1       Paid in Full
157011128     982,500.00      03/01/07       0.00      CA    7.750       1       Paid in Full
157097115     999,000.00      03/12/07       0.00      CO    6.875       1       Paid in Full
157705435     572,000.00      03/14/07       0.00      CA    8.250       1       Paid in Full

GROUP III
120004829   1,000,000.00      03/06/07       0.00      CA    6.500       2       Paid in Full
143280752     658,000.00      02/28/07       0.00      HI    6.625       1       Paid in Full
157208761     580,000.00      03/01/07       0.00      CA    8.125       1       Paid in Full

                                    EXHIBIT B

(THE BANK OF NEW YORK LOGO)

101 Barclay Street, 4 West
New York, NY 10286

Officer:   Matthew Sabino
           212-815-6093
Associate: Steven Chrysanthis
           212-815-8318

                                   CWALT, INC.
                        Alternative Loan Trust 2007-HY03
                                Series 2007-HY03

                              STRATIFICATION TABLES

                                     GROUP I

                           NUMBER     PERCENT                         PERCENT
      UPDATE FACE         OF ITEMS   OF ITEMS   PRINCIPAL BALANCE   OF BALANCE
-----------------------   --------   --------   -----------------   ----------
       < =         0.00        0        0.000               0.00        0.000
      0.00 -  25,000.00        0        0.000               0.00        0.000
 25,000.00 -  50,000.00        0        0.000               0.00        0.000
 50,000.00 -  75,000.00        0        0.000               0.00        0.000
 75,000.00 - 100,000.00        0        0.000               0.00        0.000
100,000.00 - 125,000.00        0        0.000               0.00        0.000
125,000.00 - 150,000.00        0        0.000               0.00        0.000
150,000.00 - 175,000.00        0        0.000               0.00        0.000
175,000.00 - 200,000.00        0        0.000               0.00        0.000
200,000.00 - 225,000.00        0        0.000               0.00        0.000
225,000.00 - 250,000.00        0        0.000               0.00        0.000
250,000.00 - 275,000.00        0        0.000               0.00        0.000
275,000.00 - 300,000.00        0        0.000               0.00        0.000
300,000.00 - 325,000.00        0        0.000               0.00        0.000
325,000.00 - 350,000.00        0        0.000               0.00        0.000
350,000.00 - 375,000.00        0        0.000               0.00        0.000
375,000.00 - 400,000.00        0        0.000               0.00        0.000
400,000.00 - 425,000.00        6        2.542       2,535,770.00        1.529
425,000.00 - 450,000.00       25       10.593      10,965,760.31        6.612
450,000.00 - 475,000.00       33       13.983      15,374,196.75        9.270
475,000.00 - 500,000.00       29       12.288      14,235,483.40        8.583
500,000.00 - 525,000.00       18        7.627       9,209,475.72        5.553
525,000.00 - 550,000.00       14        5.932       7,500,441.00        4.523
550,000.00 - 575,000.00       11        4.661       6,211,851.56        3.746
575,000.00 - 600,000.00       19        8.051      11,303,262.50        6.815
600,000.00 - 625,000.00        3        1.271       1,859,000.00        1.121
625,000.00 - 650,000.00       13        5.508       8,340,702.47        5.029
650,000.00 - 675,000.00        2        0.847       1,322,780.00        0.798
675,000.00 - 700,000.00        2        0.847       1,378,995.62        0.831
700,000.00 - 725,000.00        4        1.695       2,837,800.00        1.711
725,000.00 - 750,000.00        4        1.695       2,946,009.31        1.776
750,000.00 - 775,000.00        2        0.847       1,528,000.00        0.921
775,000.00 - 800,000.00        1        0.424         799,350.00        0.482
         >   800,000.00       50       21.186      67,498,254.48       40.699
                             ---      -------     --------------      -------
   WGT AVE / TOTAL:          236      100.000     165,847,133.12      100.000
                             ===      =======     ==============      =======

                                    GROUP II

                           NUMBER     PERCENT                         PERCENT
      UPDATE FACE         OF ITEMS   OF ITEMS   PRINCIPAL BALANCE   OF BALANCE
-----------------------   --------   --------   -----------------   ----------
         < =       0.00        0       0.000             0.00          0.000
      0.00 -  25,000.00        0       0.000             0.00          0.000
 25,000.00 -  50,000.00        0       0.000             0.00          0.000
 50,000.00 -  75,000.00        0       0.000             0.00          0.000
 75,000.00 - 100,000.00        1       0.114        80,444.89          0.012
100,000.00 - 125,000.00        1       0.114       100,800.00          0.015

                                    Exhibit B

(THE BANK OF NEW YORK LOGO)

101 Barclay Street, 4 West
New York, NY 10286

Officer:   Matthew Sabino
           212-815-6093
Associate: Steven Chrysanthis
           212-815-8318

                                   CWALT, INC.
                        Alternative Loan Trust 2007-HY03
                                Series 2007-HY03

                           NUMBER     PERCENT                         PERCENT
      UPDATE FACE         OF ITEMS   OF ITEMS   PRINCIPAL BALANCE   OF BALANCE
-----------------------   --------   --------   -----------------   ----------
125,000.00 - 150,000.00       0         0.000              0.00         0.000
150,000.00 - 175,000.00       0         0.000              0.00         0.000
175,000.00 - 200,000.00       0         0.000              0.00         0.000
200,000.00 - 225,000.00       0         0.000              0.00         0.000
225,000.00 - 250,000.00       0         0.000              0.00         0.000
250,000.00 - 275,000.00       0         0.000              0.00         0.000
275,000.00 - 300,000.00       0         0.000              0.00         0.000
300,000.00 - 325,000.00       0         0.000              0.00         0.000
325,000.00 - 350,000.00       0         0.000              0.00         0.000
350,000.00 - 375,000.00       1         0.114        356,300.63         0.055
375,000.00 - 400,000.00       0         0.000              0.00         0.000
400,000.00 - 425,000.00      14         1.602      5,887,533.63         0.902
425,000.00 - 450,000.00      55         6.293     24,088,860.35         3.692
450,000.00 - 475,000.00      74         8.467     34,239,881.09         5.248
475,000.00 - 500,000.00      68         7.780     33,205,100.63         5.090
500,000.00 - 525,000.00      68         7.780     34,984,168.46         5.363
525,000.00 - 550,000.00      59         6.751     31,751,217.00         4.867
550,000.00 - 575,000.00      52         5.950     29,083,173.91         4.458
575,000.00 - 600,000.00      51         5.835     29,999,866.13         4.599
600,000.00 - 625,000.00      36         4.119     22,124,251.82         3.391
625,000.00 - 650,000.00      63         7.208     40,396,370.10         6.192
650,000.00 - 675,000.00      22         2.517     14,578,697.04         2.235
675,000.00 - 700,000.00      22         2.517     15,175,915.07         2.326
700,000.00 - 725,000.00      19         2.174     13,543,354.04         2.076
725,000.00 - 750,000.00      11         1.259      8,142,151.06         1.248
750,000.00 - 775,000.00      20         2.288     15,263,668.61         2.340
775,000.00 - 800,000.00      16         1.831     12,623,723.33         1.935
         >   800,000.00     221        25.286    286,756,614.95        43.955
                            ---       -------    --------------       -------
  WGT AVE / TOTAL:          874       100.000    652,382,092.74       100.000
                            ===       =======    ==============       =======

                                    GROUP III

                           NUMBER     PERCENT                         PERCENT
      UPDATE FACE         OF ITEMS   OF ITEMS   PRINCIPAL BALANCE   OF BALANCE
-----------------------   --------   --------   -----------------   ----------
       < =         0.00       0        0.000               0.00        0.000
      0.00 -  25,000.00       0        0.000               0.00        0.000
 25,000.00 -  50,000.00       0        0.000               0.00        0.000
 50,000.00 -  75,000.00       0        0.000               0.00        0.000
 75,000.00 - 100,000.00       0        0.000               0.00        0.000
100,000.00 - 125,000.00       0        0.000               0.00        0.000
125,000.00 - 150,000.00       0        0.000               0.00        0.000
150,000.00 - 175,000.00       0        0.000               0.00        0.000
175,000.00 - 200,000.00       0        0.000               0.00        0.000
200,000.00 - 225,000.00       0        0.000               0.00        0.000
225,000.00 - 250,000.00       0        0.000               0.00        0.000
250,000.00 - 275,000.00       0        0.000               0.00        0.000
275,000.00 - 300,000.00       0        0.000               0.00        0.000
300,000.00 - 325,000.00       0        0.000               0.00        0.000
325,000.00 - 350,000.00       0        0.000               0.00        0.000
350,000.00 - 375,000.00       0        0.000               0.00        0.000
375,000.00 - 400,000.00       0        0.000               0.00        0.000
400,000.00 - 425,000.00       3        1.382       1,262,915.71        0.737
425,000.00 - 450,000.00      14        6.452       6,187,598.78        3.613

                                    Exhibit B

(THE BANK OF NEW YORK LOGO)

101 Barclay Street, 4 West
New York, NY 10286

Officer:   Matthew Sabino
           212-815-6093
Associate: Steven Chrysanthis
           212-815-8318

                                   CWALT, INC.
                        Alternative Loan Trust 2007-HY03
                                Series 2007-HY03

                           NUMBER     PERCENT      PRINCIPAL       PERCENT
UPDATE FACE               OF ITEMS   OF ITEMS       BALANCE      OF BALANCE
-----------               --------   --------   --------------   ----------
450,000.00 - 475,000.00       19        8.756     8,758,662.85       5.114
475,000.00 - 500,000.00       10        4.608     4,884,140.52       2.852
500,000.00 - 525,000.00       16        7.373     8,217,919.19       4.798
525,000.00 - 550,000.00        9        4.147     4,835,800.00       2.823
550,000.00 - 575,000.00       15        6.912     8,431,878.51       4.923
575,000.00 - 600,000.00       10        4.608     5,870,711.03       3.427
600,000.00 - 625,000.00        7        3.226     4,274,603.95       2.496
625,000.00 - 650,000.00       17        7.834    10,905,718.41       6.367
650,000.00 - 675,000.00       11        5.069     7,276,311.05       4.248
675,000.00 - 700,000.00        8        3.687     5,520,013.26       3.223
700,000.00 - 725,000.00        5        2.304     3,559,900.00       2.078
725,000.00 - 750,000.00        8        3.687     5,915,788.74       3.454
750,000.00 - 775,000.00        0        0.000             0.00       0.000
775,000.00 - 800,000.00        5        2.304     3,956,844.71       2.310
>            800,000.00       60       27.650    81,424,178.49      47.538
                             ---      -------   --------------     -------
   WGT AVE / TOTAL:          217      100.000   171,282,985.20     100.000
                             ===      =======   ==============     =======

                                     GROUP I

                           NUMBER     PERCENT      PRINCIPAL       PERCENT
ISSUANCE COUPON           OF ITEMS   OF ITEMS       BALANCE      OF BALANCE
---------------           --------   --------   --------------   ----------
< =    5.0                     3        1.271     1,388,609.96       0.837
5.0  - 5.5                    13        5.508     7,706,173.13       4.647
5.5  - 6.0                    60       25.424    46,491,518.04      28.033
6.0  - 6.5                    74       31.356    47,032,833.01      28.359
6.5  - 7.0                    57       24.153    37,574,852.12      22.656
7.0  - 7.5                    22        9.322    20,022,358.65      12.073
7.5  - 8.0                     6        2.542     3,630,788.21       2.189
8.0  - 8.5                     1        0.424     2,000,000.00       1.206
8.5  - 9.0                     0        0.000             0.00       0.000
9.0  - 9.5                     0        0.000             0.00       0.000
9.5  - 10.0                    0        0.000             0.00       0.000
10.0 - 10.5                    0        0.000             0.00       0.000
10.5 - 11.0                    0        0.000             0.00       0.000
11.0 - 11.5                    0        0.000             0.00       0.000
11.5 - 12.0                    0        0.000             0.00       0.000
12.0 - 12.5                    0        0.000             0.00       0.000
>      12.5                    0        0.000             0.00       0.000
                             ---      -------   --------------     -------
   WGT AVE / TOTAL:          236      100.000   165,847,133.12     100.000
                             ===      =======   ==============     =======

                                    GROUP II

                           NUMBER     PERCENT      PRINCIPAL       PERCENT
ISSUANCE COUPON           OF ITEMS   OF ITEMS       BALANCE      OF BALANCE
---------------           --------   --------   --------------   ----------
< =   5.0                      7       0.801      4,456,251.36      0.683
5.0 - 5.5                     33       3.776     23,948,974.64      3.671
5.5 - 6.0                    214      24.485    156,561,350.98     23.998
6.0 - 6.5                    372      42.563    275,390,466.74     42.213
6.5 - 7.0                    180      20.595    140,805,146.40     21.583
7.0 - 7.5                     37       4.233     33,588,000.48      5.149

                                    Exhibit B

(THE BANK OF NEW YORK LOGO)

101 Barclay Street, 4 West
New York, NY 10286

Officer:   Matthew Sabino
           212-815-6093
Associate: Steven Chrysanthis
           212-815-8318

                                   CWALT, INC.
                        Alternative Loan Trust 2007-HY03
                                Series 2007-HY03

                           NUMBER     PERCENT      PRINCIPAL       PERCENT
ISSUANCE COUPON           OF ITEMS   OF ITEMS       BALANCE      OF BALANCE
---------------           --------   --------   --------------   ----------
7.5  - 8.0                    21        2.403    13,147,399.34       2.015
8.0  - 8.5                     6        0.686     2,730,322.83       0.419
8.5  - 9.0                     4        0.458     1,754,179.97       0.269
9.0  - 9.5                     0        0.000             0.00       0.000
9.5  - 10.0                    0        0.000             0.00       0.000
10.0 - 10.5                    0        0.000             0.00       0.000
10.5 - 11.0                    0        0.000             0.00       0.000
11.0 - 11.5                    0        0.000             0.00       0.000
11.5 - 12.0                    0        0.000             0.00       0.000
12.0 - 12.5                    0        0.000             0.00       0.000
>      12.5                    0        0.000             0.00       0.000
                             ---      -------   --------------     -------
   WGT AVE / TOTAL:          874      100.000   652,382,092.74     100.000
                             ===      =======   ==============     =======

                                    GROUP III

                           NUMBER     PERCENT      PRINCIPAL       PERCENT
ISSUANCE COUPON           OF ITEMS   OF ITEMS       BALANCE      OF BALANCE
---------------           --------   --------   --------------   ----------
< =    5.0                     0        0.000             0.00       0.000
5.0  - 5.5                     2        0.922     1,176,000.00       0.687
5.5  - 6.0                    39       17.972    34,607,214.48      20.205
6.0  - 6.5                   129       59.447    99,085,189.72      57.849
6.5  - 7.0                    38       17.512    30,192,527.40      17.627
7.0  - 7.5                     8        3.687     5,736,336.65       3.349
7.5  - 8.0                     1        0.461       485,716.95       0.284
8.0  - 8.5                     0        0.000             0.00       0.000
8.5  - 9.0                     0        0.000             0.00       0.000
9.0  - 9.5                     0        0.000             0.00       0.000
9.5  - 10.0                    0        0.000             0.00       0.000
10.0 - 10.5                    0        0.000             0.00       0.000
10.5 - 11.0                    0        0.000             0.00       0.000
11.0 - 11.5                    0        0.000             0.00       0.000
11.5 - 12.0                    0        0.000             0.00       0.000
12.0 - 12.5                    0        0.000             0.00       0.000
>      12.5                    0        0.000             0.00       0.000
   WGT AVE / TOTAL:          217      100.000   171,282,985.20     100.000

                                     GROUP I

                           NUMBER     PERCENT      PRINCIPAL       PERCENT
LOCATION                  OF ITEMS   OF ITEMS       BALANCE      OF BALANCE
--------                  --------   --------   --------------   ----------
CA                           144       61.017    96,086,386.56      57.937
FL                            13        5.508    11,278,283.07       6.800
AZ                             7        2.966     6,777,927.85       4.087
VA                            11        4.661     6,998,406.96       4.220
WA                             8        3.390     4,728,147.49       2.851
CO                             2        0.847       935,834.36       0.564
Others                        51       21.610    39,042,146.83      23.541
   WGT AVE / TOTAL:          236      100.000   165,847,133.12     100.000

                                    Exhibit B

(THE BANK OF NEW YORK LOGO)

101 Barclay Street, 4 West
New York, NY 10286

Officer:   Matthew Sabino
           212-815-6093
Associate: Steven Chrysanthis
           212-815-8318

                                   CWALT, INC.
                        Alternative Loan Trust 2007-HY03
                                Series 2007-HY03

                                    GROUP II

                    NUMBER    PERCENT       PRINCIPAL      PERCENT
    LOCATION       OF ITEMS   OF ITEMS       BALANCE      OF BALANCE
----------------   --------   --------   --------------   ----------
              CA      464       53.089   346,308,503.59     53.084
              FL       55        6.293    38,011,493.99      5.827
              AZ       28        3.204    18,688,974.19      2.865
              VA       25        2.860    15,051,687.91      2.307
              WA       48        5.492    32,163,211.66      4.930
              CO       21        2.403    17,604,365.21      2.698
          Others      233       26.659   184,553,856.19     28.289
                      ---      -------   --------------    -------
WGT AVE / TOTAL:      874      100.000   652,382,092.74    100.000

                                    GROUP III

                    NUMBER     PERCENT      PRINCIPAL      PERCENT
    LOCATION       OF ITEMS   OF ITEMS       BALANCE      OF BALANCE
----------------   --------   --------   --------------   ----------
              CA      139       64.055   114,512,803.54     66.856
              FL       13        5.991     8,427,414.60      4.920
              AZ        7        3.226     4,296,080.58      2.508
              VA        7        3.226     5,517,014.04      3.221
              WA        5        2.304     3,877,685.36      2.264
              CO        2        0.922     1,052,000.00      0.614
          Others       44       20.276    33,599,987.08     19.617
                      ---      -------   --------------    -------
WGT AVE / TOTAL:      217      100.000   171,282,985.20    100.000


                                     GROUP I

                    NUMBER    PERCENT       PRINCIPAL     PERCENT
 UPDATE TERM       OF ITEMS   OF ITEMS       BALANCE      OF BALANCE
----------------   --------   --------   --------------   ----------
 < =     120            0        0.000             0.00       0.000
 120  -  180            0        0.000             0.00       0.000
 180  -  300            0        0.000             0.00       0.000
 300  -  360          234       99.153   164,836,378.39      99.391
 >       360            2        0.847     1,010,754.73       0.609
                      ---      -------   --------------     -------
WGT AVE / TOTAL:      236      100.000   165,847,133.12     100.000



                                    GROUP II

                    NUMBER    PERCENT       PRINCIPAL       PERCENT
 UPDATE TERM       OF ITEMS   OF ITEMS       BALANCE      OF BALANCE
----------------   --------   --------   --------------   ----------
< =      120            0        0.000             0.00       0.000
120   -  180            0        0.000             0.00       0.000
180   -  300            0        0.000             0.00       0.000
300   -  360          869       99.428   650,178,615.51      99.662
>        360            5        0.572     2,203,477.23       0.338
                      ---      -------   --------------     -------
WGT AVE / TOTAL:      874      100.000   652,382,092.74     100.000

                                    Exhibit B

(THE BANK OF NEW YORK LOGO)

101 Barclay Street, 4 West
New York, NY 10286

Officer:   Matthew Sabino
           212-815-6093
Associate: Steven Chrysanthis
           212-815-8318

                                   CWALT, INC.
                        Alternative Loan Trust 2007-HY03
                                Series 2007-HY03

                                    GROUP III

                    NUMBER     PERCENT      PRINCIPAL      PERCENT
UPDATE TERM        OF ITEMS   OF ITEMS       BALANCE      OF BALANCE
----------------   --------   --------   --------------   ----------
< =      120            0        0.000             0.00       0.000
120   -  180            0        0.000             0.00       0.000
180   -  300            0        0.000             0.00       0.000
300   -  360          216       99.539   170,845,329.59      99.744
>        360            1        0.461       437,655.61       0.256
                      ---      -------   --------------     -------
WGT AVE / TOTAL:      217      100.000   171,282,985.20     100.000

                                    Exhibit B

                                                     Distribution Date: 03/26/07

(THE BANK OF NEW YORK LOGO)

101 Barclay Street, 4 West
New York, NY 10286

Officer:   Matthew Sabino
           212-815-6093
Associate: Steven Chrysanthis
           212-815-8318

                                   CWALT, INC.
                        Alternative Loan Trust 2007-HY03
                                Series 2007-HY03

                              POOLGROUP 1: 7008815

BASIC                                                  FEES

Beginning Balance                     165,985,787.00   Gross Cashflow                      1,025,553.00
Paid in Fulls                                   0.00   Actual Interest Received              886,899.12
Curtailment Principal                     128,351.27   Gross Master Servicing Fee             27,664.30
Curtailment Adjustment                          0.00   Net Master Servicing Fee Paid          27,664.30
Scheduled Payment                         897,201.73   Sub Servicing Fees                          0.00
Scheduled Interest                        886,899.12   Trustee Fee                             1,244.89
Scheduled Principal                        10,302.61   Excess Funds                                0.00
Ending Balance                        165,847,133.12   Excess Master Servicing Fee Due             0.00
Change in Balance                         138,653.88   Net Interest                          857,989.82
                                                       Strip Interest                              0.00

STRIP AMOUNT                                           CORE AMOUNT

Begin Non-PO Allocated Amount         165,985,787.00   Core Beginning Balance            165,985,787.00
Begin PO Allocated Amount                       0.00   Core Interest Due                           0.00
Non-Discount Notional Amount          165,985,787.00   Core Scheduled Principal               10,302.61
Non-PO Scheduled Principal                 10,302.61   Core Unscheduled Principal            128,351.27
PO Scheduled Principal                          0.00   Core Regular Loss                           0.00
Non-PO Curtailment                              0.00   Core Excess Loss                            0.00
PO Curtailment                                  0.00   Core Ending Balance               165,847,133.12
Non-PO Prepayment                         128,351.27   PO Regular Loss                             0.00
PO Prepayment                                   0.00   PO Ending Balance                           0.00

INTEREST SHORTFALL/EXCESS, ACTIONS                     LOSSES

Gross PPY Interest Shortfall                    0.00   Total Realized Principal Loss               0.00
Gross Liqd Interest Shortfall                   0.00   Total Regular Loss                          0.00
Other Interest Shortfall                        0.00   Total Liquidation Loss                      0.00
Excess Interest Shortfall                       0.00   Total Special Hazard Loss                   0.00
Prepayment Excess Interest                      0.00   Total Fraud Loss                            0.00
Balance of Loans Purchased                      0.00   Total Bankruptcy Loss                       0.00
Substitution Adjustment Amount                  0.00   Special Harzard Loss Not Excess             0.00
Liqd Proceeds: Loans Not Liquidated             0.00   Fraud Loss Not Excess                       0.00
Liquidation Loan Balance                        0.00   Debt Service Loss Not Excess                0.00
Debt Service Reduction                          0.00   Deficiency Loss Not Excess                  0.00
Deficiency Valuation                            0.00   Special Harzard Loss Excess                 0.00
Final Liquidated Balance                        0.00   Fraud Loss Excess                           0.00
Final Bankruptcy                                0.00   Debt Service Loss Excess                    0.00
Principal Liquidation Proceeds                  0.00   Deficiency Loss Excess                      0.00

                                    Exhibit B

                                                     Distribution Date: 03/26/07
(THE BANK OF NEW YORK LOGO)

101 Barclay Street, 4 West
New York, NY 10286

Officer:   Matthew Sabino
           212-815-6093
Associate: Steven Chrysanthis
           212-815-8318

                                   CWALT, INC.
                        Alternative Loan Trust 2007-HY03
                                Series 2007-HY03

          DELINQUENCY                                                      MISCELLANEOUS
          -----------                                                      -------------
End Delinq Balance: 1-29 Days                              0.00   Beginning Low Loan Balance                  0.00
End Delinq Balance: 30-59 Days                       438,750.00   Ending Low Loan Balance                     0.00
End Delinq Balance: 60-89 Days                             0.00   Beginning High Loan Balance       165,985,787.00
End Delinq Balance: 90+ Days                               0.00   Ending High Loan Balance          165,847,133.12
Delinquent Payments: 1-29 Days                             0.00   Additional Gain/Loss                        0.00
Delinquent Payments: 30-59 Days                        2,285.16   Beginning WAC                     6.411867143134
Delinquent Payments: 60-89 Days                            0.00   Ending WAC                        6.411847615437
Delinquent Payments: 90+ Days                              0.00   Begin Weighted Avg Net Rate       6.202091173080
P&I Delinquent 60+ Days                                    0.00   Strip Interest 2                          107.33
                                                                  Strip Interest 3                            0.00

                                    Exhibit B

                                                     Distribution Date: 03/26/07
(THE BANK OF NEW YORK LOGO)

101 Barclay Street,4 West
New York, NY 10286

Officer:   Matthew Sabino
           212-815-6093
Associate: Steven Chrysanthis
           212-815-8318

                                   CWALT, INC.
                        Alternative Loan Trust 2007-HY03
                                Series 2007-HY03

                              POOLGROUP 2: 7008816

                     BASIC                                                      FEES
                     -----                                                      ----
Beginning Balance                                657,551,429.95   Gross Cashflow                      8,660,610.33
Paid in Fulls                                      4,797,900.00   Actual Interest Received            3,491,273.12
Curtailment Principal                                328,736.85   Gross Master Servicing Fee            106,556.50
Curtailment Adjustment                                 1,744.12   Net Master Servicing Fee Paid         106,556.50
Scheduled Payment                                  3,532,229.36   Sub Servicing Fees                          0.00
Scheduled Interest                                 3,491,273.12   Trustee Fee                             4,931.64
Scheduled Principal                                   40,956.24   Excess Funds                                0.00
Ending Balance                                   652,382,092.74   Excess Master Servicing Fee Due             0.00
Change in Balance                                  5,169,337.21   Net Interest                        3,379,784.77
                                                                  Strip Interest                              0.00

                 STRIP AMOUNT                                               CORE AMOUNT
                 ------------                                               -----------
Begin Non-PO Allocated Amount                    657,551,429.95   Core Beginning Balance            657,551,429.95
Begin PO Allocated Amount                                  0.00   Core Interest Due                           0.00
Non-Discount Notional Amount                     657,551,429.95   Core Scheduled Principal               40,956.24
Non-PO Scheduled Principal                            40,956.24   Core Unscheduled Principal          5,128,380.97
PO Scheduled Principal                                     0.00   Core Regular Loss                           0.00
Non-PO Curtailment                                         0.00   Core Excess Loss                            0.00
PO Curtailment                                             0.00   Core Ending Balance               652,382,092.74
Non-PO Prepayment                                  5,128,380.97   PO Regular Loss                             0.00
PO Prepayment                                              0.00   PO Ending Balance                           0.00

      INTEREST SHORTFALL/EXCESS, ACTIONS                                       LOSSES
      ----------------------------------                                       ------
Gross PPY Interest Shortfall                               0.00   Total Realized Principal Loss               0.00
Gross Liqd Interest Shortfall                              0.00   Total Regular Loss                          0.00
Other Interest Shortfall                                   0.00   Total Liquidation Loss                      0.00
Excess Interest Shortfall                                  0.00   Total Special Hazard Loss                   0.00
Prepayment Excess Interest                                 0.00   Total Fraud Loss                            0.00
Balance of Loans Purchased                                 0.00   Total Bankruptcy Loss                       0.00
Substitution Adjustment Amount                             0.00   Special Harzard Loss Not Excess             0.00
Liqd Proceeds: Loans Not Liquidated                        0.00   Fraud Loss Not Excess                       0.00
Liquidation Loan Balance                                   0.00   Debt Service Loss Not Excess                0.00
Debt Service Reduction                                     0.00   Deficiency Loss Not Excess                  0.00
Deficiency Valuation                                       0.00   Special Harzard Loss Excess                 0.00
Final Liquidated Balance                                   0.00   Fraud Loss Excess                           0.00
Final Bankruptcy                                           0.00   Debt Service Loss Excess                    0.00
Principal Liquidation Proceeds                             0.00   Deficiency Loss Excess                      0.00

                                    Exhibit B

                                                     Distribution Date: 03/26/07
(THE BANK OF NEW YORK LOGO)

101 Barclay Street, 4 West
New York, NY 10286

Officer:   Matthew Sabino
           212-815-6093
Associate: Steven Chrysanthis
           212-815-8318

                                   CWALT, INC.
                        Alternative Loan Trust 2007-HY03
                                Series 2007-HY03

          DELINQUENCY                                                      MISCELLANEOUS
          -----------                                                      -------------
End Delinq Balance: 1-29 Days                              0.00   Beginning Low Loan Balance                  0.00
End Delinq Balance: 30-59 Days                     2,715,271.17   Ending Low Loan Balance                     0.00
End Delinq Balance: 60-89 Days                             0.00   Beginning High Loan Balance       657,551,429.95
End Delinq Balance: 90+ Days                               0.00   Ending High Loan Balance          652,382,092.74
Delinquent Payments: 1-29 Days                             0.00   Additional Gain/Loss                        0.00
Delinquent Payments: 30-59 Days                       16,503.03   Beginning WAC                     6.371406545417
Delinquent Payments: 60-89 Days                            0.00   Ending WAC                        6.362421015598
Delinquent Payments: 90+ Days                              0.00   Begin Weighted Avg Net Rate       6.167259792494
P&I Delinquent 60+ Days                                    0.00   Strip Interest 2                          376.03
                                                                  Strip Interest 3                           0.00

                                    Exhibit B

                                                     Distribution Date: 03/26/07

(THE BANK OF NEW YORK LOGO)

101 Barclay Street, 4 West
New York, NY 10286

Officer:   Matthew Sabino
           212-815-6093
Associate: Steven Chrysanthis
           212-815-8318

                                   CWALT, INC.
                        Alternative Loan Trust 2007-HY03
                                Series 2007-HY03

                              POOLGROUP 3: 7008817

BASIC                                                  FEES

Beginning Balance                     173,702,916.96   Gross Cashflow                      3,335,891.37
Paid in Fulls                           2,235,401.44   Actual Interest Received              915,959.61
Curtailment Principal                     169,992.20   Gross Master Servicing Fee             27,345.04
Curtailment Adjustment                          0.94   Net Master Servicing Fee Paid          26,981.77
Scheduled Payment                         930,860.06   Sub Servicing Fees                          0.00
Scheduled Interest                        916,322.88   Trustee Fee                             1,302.77
Scheduled Principal                        14,537.18   Excess Funds                                0.00
Ending Balance                        171,282,985.20   Excess Master Servicing Fee Due             0.00
Change in Balance                       2,419,931.76   Net Interest                          887,674.92
                                                       Strip Interest                              0.00

STRIP AMOUNT                                           CORE AMOUNT

Begin Non-PO Allocated Amount         173,702,916.96   Core Beginning Balance            173,702,916.96
Begin PO Allocated Amount                       0.00   Core Interest Due                           0.00
Non-Discount Notional Amount          173,702,916.96   Core Scheduled Principal               14,537.18
Non-PO Scheduled Principal                 14,537.18   Core Unscheduled Principal          2,405,394.58
PO Scheduled Principal                          0.00   Core Regular Loss                           0.00
Non-PO Curtailment                              0.00   Core Excess Loss                            0.00
PO Curtailment                                  0.00   Core Ending Balance               171,282,985.20
Non-PO Prepayment                       2,405,394.58   PO Regular Loss                             0.00
PO Prepayment                                   0.00   PO Ending Balance                           0.00

INTEREST SHORTFALL/EXCESS,                             LOSSES
ACTIONS

Gross PPY Interest Shortfall                  363.27   Total Realized Principal Loss               0.00
Gross Liqd Interest Shortfall                   0.00   Total Regular Loss                          0.00
Other Interest Shortfall                        0.00   Total Liquidation Loss                      0.00
Excess Interest Shortfall                      -0.00   Total Special Hazard Loss                   0.00
Prepayment Excess Interest                      0.00   Total Fraud Loss                            0.00
Balance of Loans Purchased                      0.00   Total Bankruptcy Loss                       0.00
Substitution Adjustment Amount                  0.00   Special Harzard Loss Not Excess             0.00
Liqd Proceeds: Loans Not Liquidated             0.00   Fraud Loss Not Excess                       0.00
Liquidation Loan Balance                        0.00   Debt Service Loss Not Excess                0.00
Debt Service Reduction                          0.00   Deficiency Loss Not Excess                  0.00
Deficiency Valuation                            0.00   Special Harzard Loss Excess                 0.00
Final Liquidated Balance                        0.00   Fraud Loss Excess                           0.00
Final Bankruptcy                                0.00   Debt Service Loss Excess                    0.00
Principal Liquidation Proceeds                  0.00   Deficiency Loss Excess                      0.00

                                    Exhibit B

                                                     Distribution Date: 03/26/07

(THE BANK OF NEW YORK LOGO)

101 Barclay Street, 4 West
New York, NY 10286

Officer:   Matthew Sabino
           212-815-6093
Associate: Steven Chrysanthis
           212-815-8318

                                   CWALT, INC.
                        Alternative Loan Trust 2007-HY03
                                Series 2007-HY03

DELINQUENCY                                            MISCELLANEOUS

End Delinq Balance: 1-29 Days                   0.00   Beginning Low Loan Balance                  0.00
End Delinq Balance: 30-59 Days                  0.00   Ending Low Loan Balance                     0.00
End Delinq Balance: 60-89 Days                  0.00   Beginning High Loan Balance       173,702,916.96
End Delinq Balance: 90+ Days                    0.00   Ending High Loan Balance          171,282,985.20
Delinquent Payments: 1-29 Days                  0.00   Additional Gain/Loss                        0.00
Delinquent Payments: 30-59 Days                 0.00   Beginning WAC                     6.330275260976
Delinquent Payments: 60-89 Days                 0.00   Ending WAC                        6.322103519159
Delinquent Payments: 90+ Days                   0.00   Begin Weighted Avg Net Rate       6.132366235286
P&I Delinquent 60+ Days                         0.00   Strip Interest 2                            0.00
                                                       Strip Interest 3                            0.00

                                    Exhibit B